UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FXCM INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 30, 2012

Dear Fellow Shareholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2012 Annual Meeting of Shareholders of FXCM Inc., to be held at 11:00 a.m. (EDT) on June 13, 2012, at the offices of Simpson Thacher & Bartlett, which are located at 425 Lexington Ave., New York, NY 10017. You may obtain directions to our 2012 Annual Meeting of Shareholders location by calling the Secretary of FXCM Inc. at (646) 432-2241.

We are also very pleased to be utilizing the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that the e-proxy process will expedite our shareholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our 2012 Annual Meeting of Shareholders. As a result, most shareholders will receive a Notice of Internet Availability of Proxy Materials and others will receive paper copies of the Proxy Statement, the Proxy Card and our Annual Report. In accordance with this rule, we are sending shareholders of record at the close of business on April 18, 2012 a Notice of Internet Availability of Proxy Materials on or about April 30, 2012. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the Notice, as well as in the attached Proxy Statement.

Attached to this letter are a Notice of Annual Meeting of Shareholders and Proxy Statement, which describe the business to be conducted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and promptly returning a proxy card, or by attending the 2012 Annual Meeting of Shareholders in person.

Thank you for your continued support of FXCM Inc.

Sincerely,

Drew Niv Chairman of the Board of Directors and Chief Executive Officer

FXCM INC.
55 Water Street
New York, NY 10041
Telephone: (646) 432-2241

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	11:00 a.m. (EDT) on June 13, 2012
PLACE	You will be able to attend the 2012 Annual Meeting of Shareholders in person by coming to the offices of Simpson Thacher & Bartlett, which are located at 425 Lexington Ave., New York, NY 10017. If you plan to attend the Annual Meeting in person, you will need to bring photo identification, your Notice of Internet Availability of Proxy Materials or proof of ownership. If you hold your shares through a bank, broker or other nominee please bring with you a letter from the bank, broker or other nominee confirming your ownership as of the record date (April 18, 2012). You will not be able to vote such shares in person at the 2012 Annual Meeting of Shareholders unless you obtain a proxy, executed in your favor, from the record holder (i.e. bank, broker or other nominee) giving you the right to vote at the 2012 Annual Meeting of Shareholders.
ITEMS OF BUSINESS	1. To elect the Directors listed in our proxy statement for the 2012 Annual Meeting of Shareholders.
2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

3.

To approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed pursuant to the rules of the Securities and Exchange Commission in the proxy statement for the 2012 Annual Meeting of Shareholders; and

4. To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
RECORD DATE	You may vote at the 2012 Annual Meeting of Shareholders if you were a shareholder of record at the close of business on April 18, 2012.
ANNUAL REPORT	A copy of our Annual Report is available at www.proxyvote.com.
VOTING BY PROXY	To ensure your shares are voted, you may vote your shares over the Internet, by telephone or, if you have received a printed copy of the proxy materials from us by mail, by completing, signing and returning the enclosed proxy card by mail. Internet and telephone voting procedures are described on page 3 of the proxy statement for the 2012 Annual Meeting of Shareholders and on the proxy card. For shares held through a bank, broker or other nominee, you may vote by submitting voting instructions to your bank, broker or other nominee. You will receive information from your bank, broker or other nominee on how to submit voting instructions.

i

Whether or not you plan to attend the 2012 Annual Meeting of Shareholders, please vote electronically or by telephone or, if you have received a paper copy of the proxy, please sign and date the enclosed proxy card and return it promptly. If shares are held through a bank, broker or other nominee, you may vote by submitting voting instructions to your bank, broker or other nominee. You may revoke a previously delivered proxy at any time prior to the meeting. Any shareholder may vote at the 2012 Annual Meeting of Shareholders, thereby canceling any previous proxy, provided that if your shares are held through a bank, broker or other nominee you will need to obtain a proxy, executed in your favor, from the shareholder of record (bank, broker or other nominee) to be able to vote at the 2012 Annual Meeting of Shareholders.

By Order of the Board of Directors,
/s/ David S. Sassoon David S. Sassoon General Counsel and Secretary

This Notice of Annual Meeting and the Proxy Statement are being distributed or made available, as the case may be,
on or about April 30, 2012.

Ownership of Securities	34
Section 16(a) Beneficial Ownership Reporting Compliance	37
Certain Relationships and Related Person Transactions	38
Shareholder Proposals for the 2013 Annual Meeting of Shareholders	42
Householding of Proxy Materials	42
Form 10-K	43
Other Business	43

FXCM INC.

55 Water Street
New York, NY 10041
Telephone: (646) 432-2241

PROXY STATEMENT
Annual Meeting of Shareholders
June 13, 2012
11:00 a.m. (EDT)

GENERAL INFORMATION

Why am I being provided with these materials?

We have made the Notice of Internet Availability of Proxy Materials (the “Notice”), this proxy statement (this “Proxy Statement”) and our 2011 Annual Report which includes our Annual Report on Form 10-K for the year ended December 31, 2011 (collectively, the “Proxy Materials”) available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail in connection with the solicitation by the Board of Directors (the “Board of Directors”) of FXCM Inc. (“FXCM” or the “Company”) of proxies to be voted at our Annual Meeting of Shareholders to be held on June 13, 2012 (the “Annual Meeting”), and at any adjournments or postponements of the Annual Meeting. Directors, officers and other Company employees also may solicit proxies by telephone or otherwise. Banks, brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and, if they request, will be reimbursed for their reasonable expenses. You are invited to attend the Annual Meeting and vote your shares in person.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide shareholders access to our proxy materials over the Internet. We believe that the e-proxy process will expedite our shareholders’ receipt of the Proxy Materials, lower the costs of distribution and reduce the environmental impact of the Annual Meeting. Accordingly, we are sending the Notice on or about May 1, 2012 to shareholders of record entitled to vote at the Annual Meeting. All shareholders will have the ability to access the proxy materials at www.proxyvote.com and to download printable versions of the proxy materials or to request and receive a printed set of the proxy materials from us. Instructions on how to access the proxy materials over the Internet or to request a printed copy from us may be found on the Notice.

What will I need in order to attend the Annual Meeting?

Any shareholder can attend the Annual Meeting at the offices of Simpson Thacher & Bartlett, which are located at 425 Lexington Ave., New York, NY 10017. The meeting will start at 11:00 a.m. (EDT). Shareholders may vote and submit questions while attending the Annual Meeting. In order to attend the Annual Meeting in person, you must bring photo identification, your Notice of Internet Availability of Proxy Materials or proof of ownership. If you hold your shares through a bank, broker or other nominee please bring with you a letter from your bank, broker or other nominee confirming your ownership as of April 18, 2012. You may vote shares held through a bank, broker or other nominee at the Annual Meeting only if you obtain a proxy, executed in your favor, from the record holder (bank, broker or other nominee) giving you the right to vote the shares.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

What am I voting on?

There are three proposals scheduled to be voted on at the meeting:

•	Election of the Directors listed in this Proxy Statement.
•	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.
•	A non-binding advisory vote to approve the compensation of our named executive officers as disclosed pursuant to the rules of the SEC in this Proxy Statement.
•	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Who is entitled to vote?

Holders of Class A common stock of FXCM Inc. and Class B common stock of FXCM Inc. as of the close of business on April 18, 2012 (the “Record Date”) may vote at the Annual Meeting or any adjournments or postponements thereof.

What constitutes a quorum?

The holders of a majority of the voting power of the issued and outstanding shares of stock entitled to vote must be present in person or represented by proxy to constitute a quorum for the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” (as defined below) also are counted as present and entitled to vote for purposes of determining a quorum. However, if you hold your shares through a bank, broker or other nominee (in “street name”) and do not provide voting instructions to your bank, broker or other nominee, your shares will not be voted on any proposal on which your bank, broker or other nominee does not have discretionary authority to vote (a “broker non-vote”).

How many votes do I have?

If you are a holder of our Class A common stock, then you are entitled to one vote at our Annual Meeting for each share of our Class A common stock that you held as of the close of business on April 18, 2012. If you are a holder of our Class B common stock, then you are entitled to a number of votes at our Annual Meeting that is equal to the number of units in FXCM Holdings, LLC (“Holdings Units”) held by you, regardless of the number of shares of Class B common stock held by you. All matters on the agenda for our Annual Meeting will be voted on by the holders of our shares of Class A common stock and Class B common stock voting together as a single class.

As of April 18, 2012, we had 20,976,627 shares of Class A common stock outstanding that will carry an aggregate of 20,976,627 votes and 41 shares of Class B common stock outstanding that will carry an aggregate of 51,678,839 votes (i.e., a number of votes that is equal to the aggregate number of outstanding Holdings Units).

How do I vote my shares?

You may vote in person by attending the Annual Meeting:

•	All holders of Class A common stock of FXCM Inc. and Class B common stock of FXCM Inc., including shareholders of record, shareholders who hold their shares in street name, or any other holders of record, are invited to attend the Annual Meeting and vote their shares.
•	If you are a shareholder of record and you plan to attend the Annual Meeting, please bring with you photo identification, your Notice of Internet Availability of Proxy Materials or proof of ownership.
•	If your shares are held in street name, please bring with you photo identification, your Notice of Internet Availability of Proxy Materials or proof of ownership, a letter from the bank, broker or other nominee confirming your ownership as of the record date (which is April 18, 2012) and, if you wish to vote your shares at the Annual Meeting, a proxy, executed in your favor, from the record holder of your shares (i.e. the bank, broker, or other nominee).

•	Failure to bring any of the documentation above may delay your ability to attend or prevent you from attending the meeting.

If you are a shareholder of record you may vote by granting a proxy:

•	By Internet — If you have Internet access, you may submit your proxy 24 hours a day, seven days a week by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 12-digit Control Number included on your Notice or your proxy card in order to vote by Internet.
•	By Telephone — If you have access to a touch-tone telephone, you may submit your proxy 24 hours a day, seven days a week by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 12-digit Control Number included on your Notice or your proxy card in order to vote by telephone.
•	By Mail — If you have received a printed copy of the Proxy Materials from us by mail, you may vote by mail by completing, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the proxy card in the envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity. If you have not received a printed copy of the proxy materials by mail and would like to receive one, request a proxy card from us by following the instructions on your Notice of Internet Availability of Proxy Materials.

If you hold your shares in street name you may also submit voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to the information from your bank, broker or other nominee on how to submit voting instructions.

Internet and telephone voting facilities will close at 11:59 p.m. (EDT) on June 12, 2012 for the voting of shares held by shareholders of record or held in street name.

Mailed proxy cards with respect to shares held of record or in street name must be received no later than June 12, 2012.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote your shares:

•	“FOR” each of the nominees to the Board of Directors set forth in this Proxy Statement;
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and
•	“FOR” the approval of the compensation of our named executive officers as disclosed pursuant to the rules of the SEC in this Proxy Statement.
•	With respect to any other matters that may be voted on at the Annual Meeting or any adjournments or postponements thereof, in accordance with the discretion of the holders of the proxy.

How many votes are required to approve each proposal?

The election of the Directors listed herein will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of Directors. A plurality vote requirement means that the Director nominees listed herein with the greatest number of votes cast, even if less than a majority, will be elected.

A majority of the votes cast at the Annual Meeting will determine the ratification of the appointment of the independent registered public accounting firm and the approval of the compensation paid to our named executive officers.

It is important to note that the proposals to (i) ratify the selection of the independent registered public accounting firm; and (ii) approve the compensation of our named executive officers are each non-binding and advisory.

How are votes counted?

Abstentions and Withheld Votes:  With respect to the election of Directors listed herein, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld. Abstentions and votes that are withheld will not have any effect on the outcome of the election of Directors. Abstentions also won’t have any effect in determining whether the compensation of our named executive officers has been approved. Finally, for the selection of the independent registered public accounting firm, abstentions will not be counted as votes “for” or “against” against the selection of the independent registered public accounting firm, and, as a result, will have no effect on the outcome of this proposal.

Broker Non-Votes:  Broker non-votes occur when shares held in street name are not voted with respect to a proposal because (i) the bank, broker or other nominee has not received voting instructions from the shareholder who beneficially owns the shares; and (ii) the bank, broker or other nominee lacks the authority to vote the shares at his/her discretion. Under current New York Stock Exchange (the “NYSE”) interpretations that govern broker non-votes the election of Directors listed herein, the vote to approve the compensation of our named executive officers is considered non-discretionary matters and a bank, broker or other nominee will lack the authority to vote shares at his/her discretion on these proposals. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is considered a discretionary matter and a bank, broker or other nominee will be permitted to exercise his/her discretion. This NYSE rule governs all banks, brokers and other nominees. Consequently, this rule affects all public companies that have shares held in street name. Accordingly, if your shares are held in street name and you do not submit voting instructions to your bank, broker or other nominee, your shares will not be counted in determining the outcome of the election of Directors listed herein and, the vote to approve the compensation of our named executive officers. Broker non-votes will have no effect on the outcome of any of these matters.

If you simply sign and submit your proxy card without voting instructions, your shares will be voted as recommended by the Board of Directors: (i) “FOR” each Director nominee listed herein; (ii) “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm; and (iii) “FOR” the approval of the compensation of our named executive officers. With respect to any other matters that may be voted on at the Annual Meeting or any adjournments or postponements thereof, if you simply sign and submit your proxy card without voting instructions, your shares will be voted in accordance with the discretion of the holders of the proxy.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and David S. Sassoon, General Counsel and Secretary of the Company, will act as Inspector of Elections.

What does it mean if I receive more than one Notice on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each Notice you receive.

May I change my vote or revoke my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a shareholder of record, you may change your vote and revoke your proxy by:

•	Sending a written statement to that effect to the Secretary of the Company, provided such statement is received no later than June 12, 2012;
•	Voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (EDT) on June 12, 2012;
•	Submitting a properly signed proxy card with a later date that is received no later than June 12, 2012; or
•	Attending the Annual Meeting, revoking your proxy and voting in person.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy by attending the Annual Meeting, provided that if your shares are held in street name you will need to obtain a proxy, executed in your favor, from the shareholder of record (bank, broker or nominee) to be able to vote at the Annual Meeting. We will honor the proxy with the latest date. However, no revocation will be effective unless we receive notice of such revocation at or prior to the Annual Meeting. For those shareholders who submit a proxy electronically or by telephone, the date on which the proxy is submitted in accordance with the instructions listed on the Notice or proxy card is the date of the proxy.

Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If other matters are properly presented at the Annual Meeting for consideration and you are a shareholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission.

Is my vote confidential?

Proxy cards and voting tabulations that identify individual shareholders are mailed or returned directly to the Inspectors of Election and handled in a manner that protects your voting privacy. Your vote will not be disclosed EXCEPT:

•	as needed to permit the Inspectors of Election to tabulate and certify the vote;
•	as required by law; or
•	in limited circumstances such as a proxy contest in opposition to the Board of Directors.

In addition, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

Will the Annual Meeting be webcast?

The Annual Meeting will be webcast to any and all interested parties by visiting our website at www.fxcm.com under Company Profile: Investor Relations. You will not be able vote your shares electronically or submit questions during the webcast.

Company information and mailing address

FXCM was incorporated under Delaware law on August 10, 2010. FXCM is a holding company and its only material asset is a controlling interest in FXCM Holdings LLC (“Holdings”). On December 1, 2010, FXCM completed the initial public offering of its Class A common stock (the “IPO”). The Class A common stock trades on the New York Stock Exchange under the symbol “FXCM.” Our principal executive offices are located at 55 Water Street, New York, NY 10041. Our telephone number is (646) 432-2986. Our website address is www.fxcm.com. Information on our website is not incorporated into this Proxy Statement.

References in this Proxy Statement to “FXCM,” “Company,” “we,” “us” and “our” refer to FXCM Inc. and our consolidated subsidiaries, unless the context requires otherwise.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 13, 2012:  The Notice, this Proxy Statement and our 2011 Annual Report (which includes our Annual Report on Form 10-K for the year ended December 31, 2011) are available at www.proxyvote.com. In addition, if you have not received a copy of the Proxy Materials and would like to receive one for the Annual Meeting or for future shareholder meetings, you may request printed copies as follows:

•	By Internet: go to www.proxyvote.com and follow the instructions; or
•	By telephone: call 1-800-690-6903 free of charge and follow the instructions;
•	By e-mail: send an e-mail message to sendmaterial@proxyvote.com. Please send a blank e-mail and put the 12-digit control number located in your Notice in the subject line.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws provide that the Board of Directors will consist of that number of Directors determined from time to time by resolution adopted by the affirmative vote of the majority of the Board of Directors. The Board of Directors has fixed the number of Directors at eleven. Acting upon the recommendation of its Corporate Governance and Nominating Committee, the Board has nominated the eleven persons identified herein for re-election as Directors, to hold office until the next annual meeting of shareholders and the election and qualification of their successors or until resignation. Action will be taken at the Annual Meeting for the election of the eleven persons mentioned herein.

It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of these eleven nominees, except in cases of proxies bearing contrary instructions. In the event that these nominees should become unavailable for election due to any presently unforeseen reason, the persons named in the proxy will have the right to use their discretion to vote for a substitute.

Nominees for Election to the Board of Directors

The following information describes the names, ages and biographical information of each nominee. Beneficial ownership of equity securities of the nominees is shown under “Ownership of Securities.”

Name	Age	Principal Occupation and Other Information
Dror (Drew) Niv	38	Mr. Niv has been Chairman of the Board of Directors of FXCM since 2010, and served on the board of our predecessor, Holdings, since 1999. Mr. Niv has been the Chief Executive Officer of FXCM since 1999 and is one of the original founding partners of the firm. Prior to co-founding FXCM, Mr. Niv served as the Director of Marketing for MG Financial Group. Mr. Niv graduated from the University of Massachusetts at Amherst in 1995 and holds a B.S. in Accounting.
David Sakhai	38	Mr. Sakhai has been a director of FXCM since 2010, and served on the board of our predecessor, Holdings, since 1999. Mr. Sakhai has been the Chief Operating Officer of FXCM since 1999 and is one of the original founding partners of the firm. Prior to co-founding FXCM, Mr. Sakhai worked in real-estate management, holding several senior positions at Sak Brothers Realty. Mr. Sakhai graduated magna cum laude from the School of Management at Binghamton University in 1995.
William Ahdout	45	Mr. Ahdout has been a director of FXCM since 2010, and served on the board of our predecessor, Holdings, since 1999. Mr. Ahdout has been Chief Dealer and Managing Director of FXCM since 1999 and is one of the original founding partners of the firm. Prior to co-founding FXCM, Mr. Ahdout served as a Vice President and Chief Dealer of the Tokyo desk at Berisford Capital Markets, an institution specializing in inter-bank currency option brokerage, during a period of industry consolidation.
James Brown	47	Mr. Brown has been a director of FXCM since 2010, and served on the board of our predecessor, Holdings, since 2008. Mr. Brown is a founder and managing partner of Long Ridge Equity Partners, since 2007, a private equity fund specializing in financial services investments. He has been a managing director of TH Lee Putnam Ventures since 1999, a $1.1 billion private equity fund affiliated with Thomas H. Lee Partners and Putnam Investments. Before joining TH Lee Putnam Ventures, Mr. Brown served as a Senior Vice President at GE Equity, where he was responsible for strategic and financial investments in technology and financial services companies. He has been an investor in financial services companies for over a decade.

Name	Age	Principal Occupation and Other Information
Robin Davis	66	Mr. Davis has been a director of FXCM since 2010, he was appointed to the Board of Directors in connection with the IPO. Mr. Davis has been a Managing Director and Head of Hedge Fund Service Sales for ConceptONE, Concept Capital’s complete, outsourced Multi-Prime Service Platform for hedge fund managers, since May 2009. Concept Capital is a division of Sanders Morris Harris Inc. Mr. Davis is also the Founder and Chairman Emeritus of Hedge Funds Care, a charity he founded in 1998 devoted to preventing and treating child abuse, and previously served as its President and Chairman of the Global Board of Directors from 1998 to 2008. From September 2005 to December 2008, Mr. Davis was a Partner and Head of Sales at Merlin Securities, LLC, a provider of prime brokerage services and technology to hedge funds. From September 2004 to August 2005, Mr. Davis was the Chief Operating Officer of SDS Capital Group, a hedge fund. From June 1995 to August 2004, Mr. Davis was Managing Director of Sales at Banc of America Prime Brokerage. From 1975 to 1995, Mr. Davis held various positions with Wall Street firms focused on providing research and investment banking products to individual and institutional investors. Mr. Davis graduated from the State University of New York at New Paltz with a B.S. in Education and is qualified as a General Securities Registered Representative (Series 7).
Perry Fish	69	Mr. Fish has been a director of FXCM since 2010, he was appointed to the Board of Directors in connection with the IPO. Mr. Fish has been a founding partner at the Law Offices of Perry Gary Fish and Counsel at Berman, Schulman & Levine LLP since 1992. From 1972 to 1992, Mr. Fish was a Partner at Raskin & Rappoport, P.C. From 1970 to 1972, Mr. Fish was a Senior Trial Associate at the Legal Aid Society in Nassau County, New York. Mr. Fish has also served as an Adjunct Assistant Professor at Benjamin N. Cardozo School of Law, Yeshiva University, Brooklyn College and Lander College for Men. Mr. Fish graduated from Ohio State University in 1964 with a B.A. in English Literature, received a J.D. from St. John’s University School of Law in 1967 and received an L.L.M. from New York University School of Law in 1968.
Kenneth Grossman	40	Mr. Grossman has been a director of FXCM since 2010, and served on the board of our predecessor, Holdings, since 1999. Mr. Grossman has been a Managing Director of FXCM since 1999 and is one of the original founding partners of the firm. From 1999 to 2007, Mr. Grossman was also the Chief Financial Officer of FXCM. Prior to co-founding FXCM, Mr. Grossman served as Chief Financial Officer and in other senior management roles at Berisford Capital Markets. Mr. Grossman graduated from Brooklyn College in 1994 with a B.S. in Accounting and received a J.D. with honors from Brooklyn Law School in 1997.
Arthur Gruen	33	Mr. Gruen has been a director of FXCM since 2010, he was appointed to the Board of Directors in connection with the IPO. Mr. Gruen has been the Commercial Controller of Hudson Energy Services, LLC, a retail electricity and natural gas supplier, since May 2010 when it was acquired by Just Energy Income Fund, a publicly traded income trust. From July 2006 to May 2010, Mr. Gruen was the Chief Financial Officer and a Member of Hudson Energy Services, LLC. From June 2004 to July 2006, Mr. Gruen was a Senior Associate at PricewaterhouseCoopers LLP. From August 2002 to June 2004, Mr. Gruen was an Experienced Associate at Marks Paneth & Shron LLP. From June 2000 to August 2002, Mr. Gruen was an Associate at Martin Friedman CPA, PC. Mr. Gruen graduated magna cum laude from Touro College of Liberal Arts & Sciences in 2000 with a B.S. in Accounting and is a Certified Public Accountant.

Name	Age	Principal Occupation and Other Information
Eric LeGoff	50	Mr. LeGoff has been a director of FXCM since 2010, he was appointed to the Board of Directors in connection with the IPO. Mr. LeGoff is co-founder, president and a director of Evermore Global Advisors, LLC and serves as CEO and trustee of Evermore Funds Trust, a registered open-end investment company, and its series — the Evermore Global Value Fund. From 2007 to 2009, Mr. LeGoff was president of Hawthorne Associates, LLC, a private equity consulting firm. Mr. LeGoff co-founded Liquidnet Holdings, Inc. in 1999 and served as the chief operating officer through 2006. At Liquidnet, Mr. LeGoff was responsible for operations and administration in the U.S. and launched the company’s non-U.S. equity trading businesses in Canada, Europe and Asia. Mr. LeGoff is currently a member of the Boards of Directors of Evermore Global Advisors, LLC, Evermore Funds Trust and the Summit Educational Foundation. Mr. LeGoff graduated from Georgetown University with a B.S.B.A. in Finance in 1983.
Ryan Silverman	34	Mr. Silverman has been a director of FXCM since 2010, he was appointed to the Board of Directors in connection with the IPO. Mr. Silverman is currently CEO of MSR Solutions, Inc. a financial consulting firm. From September 2005 to August 2011, Mr. Silverman was employed at Peachtree Settlement Funding and held the position of Senior In-House Counsel-Structured Settlement Division, a leading specialty finance company focused on providing liquidity to holders of high quality, but illiquid assets and deferred payment obligations. From November 2004 to September 2005, Mr. Silverman worked as an Anti-Money Laundering/Bank Secrecy Act compliance Analyst at The Israel Discount Bank of New York, a full service commercial bank chartered by the State of New York and a member of the Federal Deposit Insurance Corporation. From March 2003 to October 2004, Mr. Silverman was an Associate at Silverman Acampora, LLP, a law firm specializing in bankruptcy and corporate re-organization. Mr. Silverman graduated from George Washington University in 1999 with a B.A. in Corporate Finance and received a J.D. from Quinnipiac University School of Law in 2002. Mr. Silverman is Licensed to practice law in New York State.
Eduard Yusupov	41	Mr. Yusupov has been a director of FXCM since 2010, and served on the board of our predecessor, Holdings, since 1999. Mr. Yusupov has been a Global Head of Dealing and Managing Director of FXCM since 1999 and is one of the original founding partners of the firm. Prior to co-founding FXCM, Mr. Yusupov served as a Senior Dealer for MG Financial Group.

Dror Niv, Chairman of the Board of Directors and our Chief Executive Officer, and Ornit Niv, Head of Sales and Customer Service for the Americas and Asia, are siblings. David Sakhai, a Director and our Chief Operating Officer, and William Ahdout, a Director, are cousins. There are no other family relationships among any of our Directors, Director nominees or executive officers.

The nominees for election to the Board of Directors named above are hereby proposed for approval by the shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”
THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

The Board of Directors manages or directs the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board of Directors and three standing Committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and the rules set forth in the NYSE Listed Company Manual (the “NYSE Rules”), the Board of Directors must affirmatively determine which Directors are independent under applicable SEC rules, NYSE Rules and the categorical independence standards set forth in our Corporate Governance Guidelines. The categorical standards are intended to assist the Board of Directors in determining whether or not certain relationships between our Directors and us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us, are “material relationships” for purposes of the NYSE Rules. The categorical standards establish thresholds at which such relationships are deemed not to be material. Our Corporate Governance Guidelines, which include our categorical standards of independence, can be found at our website, www.fxcm.com, under Company Profile: Investor Relations: Corporate Governance: Corporate Governance Guidelines.

The Board of Directors undertook its annual review of Director independence. As a result of this review, the Board of Directors affirmatively determined that each of Messrs. Gruen, Brown, Fish, LeGoff, Silverman and Davis are independent for purposes of the NYSE Rules and are “independent” under the categorical standards set forth in our Corporate Governance Guidelines.

Leadership Structure

Under our Corporate Governance Guidelines, the Board of Directors can select its Chairman and the Company’s Chief Executive Officer in any way it considers to be in the best interests of the Company. Therefore, the Board of Directors does not have a policy on whether the role of Chairman and Chief Executive Officer should be separate or combined and, if it is to be separate, whether the Chairman should be selected from the independent Directors or should be an employee of the Company. Accordingly, Mr. Niv serves as our Chairman and as our Chief Executive Officer, a structure that enables FXCM to take advantage of Mr. Niv’s extensive knowledge of FXCM and foreign exchange trading generally, recognizes the success that we have achieved since Mr. Niv co-founded the Company and facilitates strong communication and coordination between management and the Board of Directors.

The Board of Directors believes that “one-size” does not fit all, and the decision of whether to combine or separate the positions of Chief Executive Officer and Chairman will vary company to company and depend upon a company’s particular circumstances at a given point in time. Accordingly, the Board of Directors carefully considers from time to time whether the Chief Executive Officer and Chairman positions should be combined based on what the Board of Directors believes is best for the Company and its shareholders.

Board structures vary greatly among U.S. public corporations, with over 60% of S&P 500 companies combining the positions of Chief Executive Officer and Chairman and only 15% of the S&P 500 having an independent chairman, according to a recent survey. The Board of Directors does not believe that the evidence demonstrates that any one leadership structure is more effective at creating long-term shareholder value. The Board of Directors believes that an effective leadership structure could be achieved either by combining or separating the Chief Executive Officer and Chairman positions, if the structure encourages the free and open dialogue of competing views and provides for strong checks and balances. Specifically, an effective governance structure must balance the powers of the Chief Executive Officer and the independent Directors and ensure that the independent Directors are fully informed, able to discuss and debate the issues that they deem important, and able to provide effective oversight of management.

The Board of Directors believes that if the positions of Chief Executive Officer and Chairman are combined, then electing, from among the independent Directors, a presiding independent director is necessary for effective governance. Accordingly, the Company’s Corporate Governance Guidelines provide that, in the event the Chief Executive Officer and Chairman positions are combined, the independent members of the Board of Directors will elect a “Presiding Independent Director.” In addition to presiding at executive sessions of the independent Directors, the responsibilities of the Presiding Independent Director, which are clearly set forth in the Company’s Corporate Governance Guidelines, also include:

•	Calling, chairing and setting the agenda for executive sessions of the independent Directors;
•	Assisting the Chairman in preparing the agenda for Board of Directors meetings and setting meeting schedules;
•	Assist the Chairman in determining the types of materials and information that are to be distributed to the Board of Directors;
•	Leading the other independent Directors, together with the Compensation Committee, in periodic reviews of the performance of the Chief Executive Officer and determining and approving the CEO’s compensation, as well as in discussions regarding the Chief Executive Officer’s reports on senior management performance and senior management succession issues and plans;
•	Briefing the Chairman on issues arising in the executive sessions of the independent Directors; and
•	Serving as a non-exclusive liaison among the independent Directors and the other Board members.

The Board of Directors believes that the responsibilities delegated to the Presiding Independent Director are substantially similar to many of the functions typically fulfilled by a board chairman. The Board of Directors believes that its Presiding Independent Director position balances the need for effective and independent oversight of management with the need for strong, unified leadership. The Board of Directors believes that one of the key elements of effective, independent oversight is that the independent Directors meet in executive session on a regular basis without the presence of management. In accordance with our Corporate Governance Guidelines and the NYSE Rules, our independent Directors hold regularly scheduled executive sessions with the Presiding Independent Director presiding at such meetings. Mr. James Brown continues to serve as our Presiding Independent Director.

Board Committees and Meetings

The Board of Directors has established the following Committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. The composition and responsibilities of each Committee are described below. Members serve on these Committees until their resignation or until otherwise determined by the Board of Directors.

	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Drew Niv, Chairman
David Sakhai
William Ahdout
James Brown	†6	†6	†6
Robin Davis	†6
Perry Fish		†6, Chairman	†6
Kenneth Grossman
Arthur Gruen	†6, Chairman	†6
Eric LeGoff
Ryan Silverman			†6, Chairman
Eduard Yusupov

All Directors are expected to make every effort to attend all meetings of the Board of Directors, meetings of the Committees of which they are members and the Annual Meeting of shareholders. During the fiscal year 2011, the Board of Directors held eight meetings, in which it discussed, among other things, the business of the Company and corporate governance matters. During the fiscal year 2011, the Audit Committee met ten (10) times, the Compensation Committee met seven times, and the Corporate Governance and Nominating Committee met three times.

Each Director attended at least 90% of the total number of meetings of the Board and of the Committees on which each such Director served. In addition, 7 Directors were present at the Company’s 2011 Annual Shareholders Meeting held on June 15, 2011.

Committee Membership

Audit Committee

Our Audit Committee consists of Messrs. Gruen, Brown and Davis, with Mr. Gruen serving as Chairman. All members of the Audit Committee are “independent” for purposes of Section 10A(m)(3) of the Exchange Act of 1934, as amended (the “Exchange Act”), Section 303A.02 of the NYSE Rules and our Corporate Governance Guidelines. The Board of Directors has determined that each of Messrs. Gruen, Brown and Davis are “financially literate” in accordance with the NYSE Rules. In addition, the Board of Directors has determined that Mr. Gruen qualifies as an “audit committee financial expert” as defined by applicable SEC regulations and has accounting and related financial management expertise as required by the NYSE Rules.

The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at www.fxcm.com under Company Profile: Investor Relations: Corporate Governance: Audit Committee, and include the following:

•	selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;
•	assisting the Board of Directors in evaluating the qualifications, performance and independence of our independent auditors;
•	assisting the Board of Directors in monitoring the quality and integrity of our financial statements and our accounting and financial reporting;
•	assisting the Board of Directors in monitoring our compliance with legal and regulatory requirements;
•	reviewing the adequacy and effectiveness of our internal control over financial reporting processes;
•	assisting the Board of Directors in monitoring the performance of our internal audit function;
•	reviewing with management and our independent auditors our annual and quarterly financial statements;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and
•	preparing the audit committee report that the SEC requires in our annual proxy statement.

On its behalf, the Board of Directors has designated the Audit Committee as responsible for the oversight of the Company’s risk management policies and procedures. The Company is exposed to a number of risks including financial risks, operational risks and risks relating to regulatory and legal compliance. The Audit Committee will discuss with management and the independent auditors the Company’s major financial risk exposures and the steps management will take to monitor and control such exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are undertaken. The Company’s Chief Financial Officer is responsible for the Company’s risk management function and regularly works closely with the Company’s senior executives to identify risks material to the Company. The Chief Financial Officer will report regularly to the Chief Executive Officer and the Audit Committee regarding the Company’s risk management policies and procedures. The Audit Committee also will report to the Board of Directors on a regular basis to apprise them of their discussions with the Chief Financial Officer regarding the Company’s risk management efforts. Finally, the Chief Financial Officer will report directly to the Board of Directors on an at least annual basis to apprise them directly of the Company’s risk management efforts.

Compensation Committee

Our Compensation Committee consists of Messrs. Fish, Gruen and Brown, with Mr. Fish serving as Chairman. All members of the Compensation Committee are “independent” as defined by the NYSE Rules and our Corporate Governance Guidelines. In addition, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act and “outside directors” under Section 162(m).

The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found at www.fxcm.com under Company Profile: Investor Relations: Corporate Governance: Compensation Committee, and include the following:

•	reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives, and, either as a committee or together with the other independent Directors (as directed by the Board of Directors), determining and approving our Chief Executive Officer’s compensation level based on such evaluation;
•	reviewing and approving, or making recommendations to the Board of Directors with respect to, the compensation of our other executive officers, including annual base salary, bonus, equity-based incentives and other benefits;
•	reviewing and recommending the compensation of our Directors;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure required by SEC rules;
•	preparing the compensation committee report required by the SEC to be included in our annual proxy statement; and
•	reviewing and making recommendations with respect to our equity compensation plans.

As set forth in its charter, the Compensation Committee has the authority to select, retain and/or replace, as needed, outside consultants to provide advice to the Compensation Committee in connection with its fulfillment of its responsibilities. The Compensation Committee has not retained an outside consultant.

In fulfilling its responsibilities, the Compensation Committee can delegate any or all of its responsibilities to a subcommittee of the committee. For a discussion concerning the processes and procedures for determining executive and director compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, see Director Compensation beginning on page 23 and Compensation Discussion and Analysis beginning on page 24.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee consists of Messrs. Silverman, Brown and Fish, with Mr. Silverman serving as Chairman. All members of the Corporate Governance and Nominating Committee are “independent” as defined by the NYSE Rules and our Corporate Governance Guidelines.

The duties and responsibilities of the Corporate Governance and Nominating Committee are set forth in its charter, which may be found at www.fxcm.com under Company Profile: Investor Relations: Corporate Governance: Corporate Governance and Nominating Committee, and include the following:

•	assisting the Board of Directors in identifying prospective director nominees and recommending nominees to the Board of Directors;
•	overseeing the evaluation of the Board of Directors and management;
•	reviewing developments in corporate governance practices and developing and recommending a set of corporate governance guidelines; and
•	recommending members for each committee of the Board of Directors.

Committee Charters and Corporate Governance Guidelines

Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board of Directors’ views on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by the Corporate Governance and Nominating Committee and, to the extent deemed appropriate, revised accordingly, upon recommendation to and approval by the full Board of Directors. Our Corporate Governance Guidelines, the Board Committee charters and other corporate governance information are available on the Corporate Governance page of our website at www.fxcm.com. To view the Corporate Governance Guidelines click on Company Profile: Investor Relations: Corporate Governance: Corporate Governance Guidelines. To view the Board Committee charters please follow the instructions in the paragraphs above regarding our Committees.

Code of Business Ethics and Director, Officer & Employee Conduct

We maintain a Code of Business Ethics and Director, Officer & Employee Conduct (the “Code of Ethics”), which is applicable to all of our Directors, officers and employees, and a separate Code of Ethics for Financial Professionals that is described in greater detail below. The Code of Ethics sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws and ethical conduct. The Company will promptly disclose to our shareholders, if required by applicable laws or regulations, any waivers of the Code of Ethics granted to Directors or officers by posting such information on our website at www.fxcm.com rather than by filing a Form 8-K.

The Code of Ethics may be found on our website at www.fxcm.com under Company Profile: Investor Relations: Corporate Governance: Code of Business Ethics and Director, Officer & Employee Conduct.

Code of Ethics for Financial Professionals

As mentioned above, we maintain a Code of Ethics for Financial Professionals, which is applicable to our Chief Executive Officer, Chief Financial Officer, our principal accounting officer or controller and to other professionals of the Company serving in a finance, accounting, corporate treasury or tax role. The Code of Ethics for Financial Professionals sets fort our policies and expectations on a number of topics, including conflicts of interest, competency and knowledge, compliance with laws and ethical conduct. The Company will promptly disclose to our shareholders, if required by applicable law, any waivers of the Code of Ethics for Financial Professionals granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website at www.fxcm.com rather than by filing a Form 8-K.

The Code of Ethics for Financial Professionals may be found on our website at www.fxcm.com under Company Profile: Investor Relations: Corporate Governance: Code of Ethics for Financial Professionals.

Director Nomination Process

All members of our current Board of Directors were originally appointed in 2010 in connection with either the organization of FXCM Inc. or at the time of the IPO. When determining that each of Messrs. Niv, Sakhai, Ahdout, Brown, Davis, Fish, Grossman, Gruen, LeGoff, Silverman and Yusupov was particularly well-suited to serve on the Board of Directors and that each individual has the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, we considered the experience and qualifications described above under “Proposal No. 1 — Election of Directors.” We also noted that each of Messrs, Niv, Sakhai, Ahdout, Grossman and Yusupov is a founding partner of our firm and has played an integral role in our successful growth. We placed great emphasis on the deep understanding of our business and insights into our strategic development that each such individual has acquired by participating as one of the original founding partners of FXCM and, together with Mr. Brown (who has been a director of Holdings since 2008), by serving as a director of Holdings. In addition, each of Messrs. Niv, Sakhai, Ahdout, Grossman and Yusupov, as well as Mr. Brown’s firm, owns a substantial equity interest in FXCM and, as a consequence of such alignment of interests with our other equity owners, has additional motivation to diligently fulfill his oversight responsibilities as a member of the Board of Directors. Furthermore, because of their additional roles as executive officers, Mr. Niv, our Chief Executive Officer, and Mr. Sakhai, our Chief Operating Officer, bring a management perspective to the Board of Directors’ deliberations and provide valuable information about the status of our day-to-day operations.

In addition to the advantages noted above that led us to conclude that they were the best candidates to serve on the Board of Directors to protect and grow the value of FXCM, our Directors and Director nominees contribute the following individual strengths:

Mr. Niv:  In addition to his unique insights as our Chief Executive Officer, Mr. Niv has an educational background in accounting and career experience in the retail foreign exchange industry as the Director of Marketing for MG Financial Group.

Mr. Sakhai:  In addition to his unique insights as our Chief Operating Officer, Mr. Sakhai has an educational background in management and career experience in real estate management with Sak Brothers Realty.

Mr. Ahdout:  Mr. Ahdout is our Chief Dealer and has career experience in the retail foreign exchange industry as a Vice President and Chief Dealer of the Tokyo desk at Berisford Capital Markets.

Mr. Brown:  Mr. Brown, through his roles as managing partner of Long Ridge Equity Partners, a managing director of TH Lee Putnam Ventures and a Senior Vice President at GE Equity, has developed investment acumen and demonstrated experience making investments in financial services companies.

Mr. Davis:  Mr. Davis has wide-ranging career experience in the financial industry, with a focus on hedge fund operations and prime brokerage services, most recently as a Managing Director and Head of Hedge Fund Service Sales for ConceptONE.

Mr. Fish:  Mr. Fish offers a distinctive perspective based on his extensive career experience in the legal profession, both in teaching and in practice, most recently as a founding partner at the Law Offices of Perry Gary Fish and Counsel at Berman, Schulman & Levine LLP.

Mr. Grossman:  Mr. Grossman served as our Chief Financial Officer from 1999 to 2007 and has an educational background in accounting and law and career experience in the retail foreign exchange industry as the Chief Financial Officer and in other senior management roles at Berisford Capital Markets.

Mr. Gruen:  Mr. Gruen is a Certified Public Accountant with both an educational background and career experience in accounting. He has also developed particular familiarity with the energy industry in his capacities as a Member and senior manager of Hudson Energy Services, LLC.

Mr. LeGoff:  Mr. LeGoff has valuable experience leading the expansion of Liquidnet Holdings, Inc.’s non-U.S. equity trading business in Canada, Europe and Asia as that firm’s Chief Operating Officer. He is currently co-founder, president and a director of Evermore Global Advisors, LLC.

Mr. Silverman:  Mr. Silverman has an educational background in finance and law and career experience in banking and specialty finance, most recently as CEO of MSR Solutions, Inc., a financial consulting firm.

Mr. Yusupov:  Mr. Yusupov is our Global Head of Dealing and has career experience in the retail foreign exchange industry as a Senior Dealer for MG Financial Group.

The Corporate Governance and Nominating Committee considered our analysis above and determined to nominate for re-election at the Annual Meeting all of the above-listed Directors.

In identifying candidates for membership on the Board of Directors, the Corporate Governance and Nominating Committee will take into account all factors it considered appropriate, which included, among other things, (a) ensuring that the Board of Directors, as a whole, is appropriately diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as an “audit committee financial expert,” as that term is defined by the rules of the SEC), local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with the company’s business and industry, independence of thought and an ability to work collegially. Although the Company has no policy regarding diversity, the Board of Directors believes that diversity is an important component of a board of directors, which includes such factors as background, skills, experience, expertise, gender, race and culture. Further, the Board of Directors does not discriminate on the basis of race, color, national origin, gender, religion, disability, or sexual preference in selecting director candidates.

The Corporate Governance and Nominating Committee will consider Director candidates recommended by shareholders on a substantially similar basis that it considers all other candidates. Any recommendation should be submitted to the Secretary of the Company in writing and should include any supporting material the shareholder considers appropriate in support of that recommendation, but must include information that would be required under the SEC rules to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our Directors, if elected. Shareholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary of the Company, FXCM Inc., 55 Water Street, New York, NY 10041. All recommendations for nomination received by the Secretary of the Company that satisfy the requirements of our Amended and Restated By-Laws relating to such Director nominations will be presented to the Corporate Governance and Nominating Committee for its consideration. Shareholders must also satisfy the notification, timeliness, consent and information requirements set forth in our Amended and Restated By-Laws. These requirements are also described under “Shareholder Proposals for the 2013 Annual Meeting of Shareholders.”

Communications with Directors

Shareholders and other interested parties who have concerns regarding, among other things, (i) questionable accounting, internal accounting controls and auditing matters, including those regarding the circumvention or attempted circumvention of internal accounting controls or that would otherwise constitute a violation of the Company’s accounting policies, (ii) compliance with legal and regulatory requirements or our Code of Ethics or Code of Ethics for Financial Professionals and (iii) retaliation against employees who voice such concerns, may communicate these concerns by (1) writing to the attention of the Audit Committee or the General Counsel at 55 Water Street, 50th Floor, New York, NY 10041, (2) calling 877-882-3925 at any time, (3) or by accessing http://reportlineweb.com/fxcm and submitting a message. The contact information above is also available in our Code of Ethics and Code of Ethics for Financial Professionals, as well as on our website, www.fxcm.com, under Company Profile: Investor Relations: Contact Us: Contact the Board of Directors. Our employees may make such reports confidentially or anonymously, but all other parties must include their name(s) in such reports.

In addition to the above, anyone who would like to communicate with, or otherwise make his or her concerns known directly to the full Board of Directors, the Presiding Independent Director or any other Director individually may do so by addressing such correspondence to the Board of Directors or any individual Director or group or Committee by either name or title. All such correspondence should be sent by mail to: FXCM Inc., Board of Directors, c/o General Counsel, Financial Square, 55 Water Street, 50th Floor New York, New York 10041. Our General Counsel, or in his absence another member of the legal department, will open all communications received for the sole purpose of determining whether the contents represent a message to the Directors. All correspondence that is not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. If a complaint or concern involves accounting, internal accounting controls or auditing matters, the correspondence will be forwarded to the chair of the Audit Committee. If no particular Director is named, such communication will be forwarded, depending on the subject matter, to the chair of the Audit, Compensation or Corporate Governance and Nominating Committee, as appropriate. The contact information above is also available on our website, www.fxcm.com, under Company Profile: Investor Relations: Contact Us: Contact the Board of Directors.

Executive Officers of the Company

Set forth below is certain information regarding each of our current executives, other than Dror (Drew) Niv, David Sakhai, William Adhout, Kenneth Grossman and Eduard Yusupov, whose biographical information is presented under “Proposal No. 1 — Election of Directors — Nominees for Election to the Board of Directors.”

Name	Age	Principal Occupation and Other Information
Brendan Callan	33	Mr. Callan was appointed the President of our European Operations in 2010, and from 2005 to 2010, Mr. Callan was the Managing Director of Sales of FXCM. Mr. Callan joined the firm in 2001 and became the Managing Director of RefcoFX in 2003 prior to becoming the Managing Director of Sales at FXCM in 2005. Mr. Callan graduated from Rensselear Polytechnic Institute with a B.S. in Finance/MIS in 2001 and is a Chartered Financial Analyst.
Robert Lande	49	Mr. Lande is the Chief Financial Officer of FXCM and joined the firm in January 2010. From December 2004 to December 2009, Mr. Lande was Managing Partner and Chief Operating Officer of Riveredge Capital Partners, an investment management firm. Previously Mr. Lande worked for over 16 years within the BCE Group where his last position was Chief Financial Officer of Telecom Americas, a joint venture between Bell Canada International, AT&T (then SBC Communications) and America Movil. Mr. Lande serves as a member of the board of directors and chairman of the audit committee of Paladin Labs Inc., a pharmaceutical company listed on the Toronto Stock Exchange. Mr. Lande graduated from McGill University with a B.A. in Economics in 1984, received a M.B.A. in finance from the John Molson School of Business at Concordia University in 1986 and is a Chartered Financial Analyst.
Evan Milazzo	32	Mr. Milazzo was appointed Executive Vice President of Technology in December 2010. Mr. Milazzo joined the firm in 2002 and worked as software project manager from 2004 to 2010. Prior to joining FXCM, Mr. Milazzo graduated from the McIntire School of Commerce at the University of Virginia with a B.S. in Commerce and a concentration in Management Information Systems.
Ornit Niv	35	Ms. Niv was appointed the Head of Sales and Customer Service for the Americas and Asia in 2010, and from January 2008 to September 2010, Ms. Niv was the President of International Operations of FXCM. From 2003 to 2007, Ms. Niv was Managing Director of FXCM Asia. Ms. Niv graduated from the University of Massachusetts at Amherst with a B.A. in Political Science in 1997 and received a J.D. from Villanova University School of Law in 2000.
Andreas Putz	51	Mr. Putz has been the Managing Director of Global Head of FXCM Pro since 2005 and has extensive experience in the Foreign Exchange industry. Prior to joining the firm in 2005, Mr. Putz worked at Credit Agricole in Foreign Exchange Trading & Sales, and Derivatives Trading & Sales from 1999 to 2005. From 1997 to 1999, Mr. Putz worked at Barclays Bank in Foreign Exchange Trading & Sales and from 1996 to 1997 at Commerz Bank where he worked in Emerging Markets and Foreign Exchange Trading & Sales. Mr. Putz started his career at Deutsche Bank in 1980 after graduating from the Osterreichische Volksbank Banking Program in Austria in 1979. Mr. Putz worked in Emerging Markets, Derivatives, Bonds, and Foreign Exchange Trading & Sales for 16 years at Deutsche Bank.

Name	Age	Principal Occupation and Other Information
James Sanders	51	Mr. Sanders has been the Chief Compliance Officer of FXCM since 2005. Prior to joining FXCM in 2005, Mr. Sanders worked as a Director and Counsel in the Legal and Compliance Department of Credit Suisse from 2003 to 2005. Mr. Sanders worked as Counsel in the Financial Institutions Practice Group of Fulbright & Jaworski from 2001 to 2003. Mr. Sanders also has extensive experience working in government. In particular, he worked for the CFTC where he served for five years in the Division of Enforcement. He left the CFTC as a Senior Trial Attorney in 2001. Mr. Sanders graduated from Binghamton University in 1982 with a B.A. in English and received a J.D. from New York University School of Law in 1985.
David S. Sassoon	40	Mr. Sassoon has been the General Counsel of FXCM since 2002 and the Secretary of FXCM since November 2010. From 2002 to 2005, Mr. Sassoon served as Chief Compliance Officer of FXCM. In his role as General Counsel, Mr. Sassoon is responsible for managing the legal and corporate affairs of FXCM and its various affiliates. Prior to joining FXCM in 2002, Mr. Sassoon was engaged in private practice. Mr. Sassoon graduated cum laude from Queens College in 1993 with a B.A. in Political Science and received a J.D. from Brooklyn Law School in 1996. Mr. Sassoon is a member of the New York State Bar.

PROPOSAL NO. 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

Although ratification is not required by our Amended and Restated By-Laws or otherwise, the Board of Directors is submitting the selection of Ernst & Young LLP to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm. If our shareholders fail to ratify the selection, it will be considered as notice to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Representatives of Ernst & Young LLP will be present at the Annual Meeting to answer appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

The shares represented by your proxy will be voted for the ratification of the selection of Ernst & Young LLP unless you specify otherwise.

Audit and Non-Audit Fees

In connection with the audit of the Company’s and its predecessor’s annual financial statements for the fiscal years ended December 31, 2011 and 2010, we entered into an agreement with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP performed audit services for the Company.

The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of our financial statements for the fiscal years ended December 31, 2011 and 2010 and fees billed for other services rendered by Ernst & Young LLP for those periods:

	Fiscal Year Ended December 31, 2011	Fiscal Year Ended December 31, 2010
Audit fees(1)	$1,718,851	$1,223,357
Audit-related fees(2)	350,000	1,545,014
Tax fees(3)	78,875	—
All other fees	50,000	—
Total:	$2,197,726	$2,768,371

(1)	Fees for audit services billed in the fiscal years ended December 31, 2011 and 2010 consisted of the following: audit of the Company’s annual financial statements and statutory and regulatory audits. Audit services were provided globally for 2011and 2010 and the fees related to the audits of the international subsidiaries are approved in U.S. dollars.
(2)	Fees for audit-related services in fiscal 2011 are those related to the Company’s Registration Statement on Form S-1, as amended on Form S-3, filed on December 12, 2011. Fees for audit-related services in fiscal 2010 are those related to the Company’s IPO and review of the Company’s second and third quarter financial statements in connection with the Company’s registration statement.
(3)	Fees for tax services billed in the fiscal years ended December 31, 2011 and December 31, 2010 consisted of tax compliance and tax planning and advice.

The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Ernst & Young LLP’s independence and concluded that it was.

Audit Committee Pre-Approval Policies and Procedures

Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the independent registered public accounting firm engaged (including the resolution of disagreements between management and such firm regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. In exercising this responsibility, the Audit Committee pre-approves all audit and permitted non-audit services provided by the independent registered public accounting firm prior to each engagement going forward. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by Ernst & Young LLP. Under this policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and includes an anticipated budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has pre-approved several enumerated permitted services, subject to the approval of the Chief Financial Officer, the Controller and/or the Chairman of the Audit Committee, as applicable. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members who are independent directors, when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services; provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

Change in Accountants

On June 21, 2010, we dismissed our independent registered public accounting firm, McGladrey & Pullen, LLP, and engaged the services of Ernst & Young LLP as our new independent registered public accounting firm for the fiscal year ended December 31, 2009 and 2010. The board of directors of FXCM Holdings, LLC authorized the dismissal of McGladrey & Pullen and the engagement of Ernst & Young LLP.

The reports of McGladrey & Pullen on our financial statements for the years ended December 31, 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2008 and 2007, and the subsequent period preceding the dismissal of McGladrey & Pullen on June 21, 2010, there were no disagreements with McGladrey & Pullen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McGladrey & Pullen, would have caused it to make reference thereto in its reports on the consolidated financial statements for such periods, and there occurred no “reportable events” within the meaning of Item 304(a)(1) of SEC Regulation S-K.

We have provided McGladrey & Pullen and Ernst & Young LLP with a copy of the foregoing statements.

During the years ended December 31, 2008 and 2007 and the subsequent period preceding the dismissal of McGladrey & Pullen on June 21, 2010, neither we nor anyone on our behalf consulted with Ernst & Young regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of SEC Regulation S-K.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

Audit Committee Report

Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, our Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Arthur Gruen (Chairman)
James Brown
Robin Davis

PROPOSAL NO. 3 — NON-BINDING ADVISORY VOTE TO APPROVE NAMED EXCECUTIVE OFFICER COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are including in the Proxy Materials a separate resolution subject to shareholder vote to approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the rules of the SEC on pages 1 – 6. The language of the resolution is as follows:

“RESOLVED, THAT THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND ANY RELATED NARRATIVE DISCUSSION IS HEREBY APPROVED.”

In considering your vote, you may wish to review with care the information on the Company’s compensation policies and decisions regarding the named executive officers presented in Compensation Discussion and Analysis on page 24, as well as the discussion regarding the Compensation Committee on page 13.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee of the Board of Directors are Messrs. Fish, Gruen and Brown. None of these individuals is a current or former officer or employee of the Company.

None of our executive officers serves as a member of the Board of Directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

DIRECTOR COMPENSATION

We are governed by our Board of Directors. The following individuals served on our Board during fiscal year 2011: Drew Niv, David Sakhai, Eduard Yusupov, Kenneth Grossman, William Ahdout, James Brown, Eric LeGoff, Perry Fish, Arthur Gruen, Ryan Silverman and Robin Davis. Our employees who serve as Directors of FXCM Inc. receive no separate compensation for service on the Board of Directors or on committees of the Board of Directors of FXCM. Each outside director receives an annual retainer of $150,000, $75,000 of which is payable in cash and $75,000 of which is payable in the form of an award of options to purchase shares of our Class A common stock pursuant to the FXCM Inc. 2010 Long-Term Incentive Plan (the “LTIP”). On January 13, 2012, our outside Directors were awarded options to purchase 18,248 shares of our Class A common stock for fiscal year 2011. Each stock option has a per share exercise price of $10.00, which was no less than the fair market value per shares of the Class A common stock on the grant date. Each stock option will, subject to the holder’s continued service on our Board of Directors, vest on January 13, 2013, the first anniversary of the grant date, provided that, in the event of a change in control, the option, to the extent not then vested or previously forfeited or cancelled, will fully vest effective immediately prior to the change in control and, in the event of the director’s termination of service due to death or disability, the option, to the extent not then vested or previously forfeited or cancelled, will fully vest effective as of the termination date. In addition, each Director will be reimbursed for reasonable out-of-pocket expenses incurred in connection with service on our Board of Directors.

The following table provides compensation information for fiscal year 2011 for each non-employee member of our Board of Directors.

Name	Fees Earned or Paid in Cash	Option Awards(1)	All Other Compensation	Total
James Brown	$75,000	$74,999	$—	$149,999
Arthur Gruen	75,000	74,999	—	149,999
Eric LeGoff	75,000	74,999	—	149,999
Robin Davis	75,000	74,999	—	149,999
Perry Fish	75,000	74,999	—	149,999
Ryan Silverman	75,000	74,999	—	149,999

(1)	Represents the aggregate grant date fair value of share-based compensation granted in 2011 as calculated in accordance with to Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, Compensation — Stock Compensation (FASB ASC Topic 718). See Note 14 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2011 regarding assumptions underlying valuation of equity awards. The grant date fair value of each of the grants of stock options on January 13, 2012 (the “Grant Date”) was $4.11 per stock option. The stock options granted to each Director have a contractual term of seven years and vests on the first anniversary after the Grant Date.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

The following discussion and analysis of compensation arrangements of our named executive officers for fiscal year 2011 should be read together with the compensation tables and related disclosures with respect to our current plans, considerations, expectations and determinations regarding compensation.

Executive Summary

The primary objectives of our executive compensation policies are to attract and retain talented executives to effectively manage and lead our company and create value for our equity holders. Our executive compensation program is designed to recognize and reward diligent, intelligent and effective performance that enables our company to grow and to achieve our financial goals.

Our compensation program for our named executive officers, other than the founders of our firm, consists primarily of the following components: (i) base salary; (ii) annual incentive compensation consisting of cash incentive and stock option awards; and (iii) other benefits and perquisites. The compensation program for our named executive officers, Messrs. Niv, Sakhai and Ahdout, who are also founders of our firm and members of Holdings, generally include guaranteed cash payments in lieu of a base salary and other benefits and perquisites.

Messrs. Niv, Sakhai and Ahdout, participate on the same basis as our other equity holders in cash distributions in respect of their significant ownership interests in our business. We believe that the significant equity ownership that each of Messrs. Niv, Sakhai and Ahdout have in our firm creates significant alignment between the interests of these executives and those of our other equity holders. Finally, contingent upon their compliance with non-competition and non-solicitation covenants, Messrs. Niv, Sakhai and Ahdout are eligible to receive guaranteed cash payments and health insurance benefits for one year following termination of their employment with us.

In 2011, Mr. Lande, our Chief Financial Officer received a stock option award of 125,000 shares, pursuant to the LTIP. We instituted the LTIP as a tool to align the long-term interests of our officers and employees with those of our stockholders.

The discussion below explains our compensation decisions with respect to fiscal year 2011. Our named executive officers for 2011 are Drew Niv, our Chief Executive Officer; Robert Lande, our Chief Financial Officer; David Sakhai, our Chief Operating Officer; William Ahdout, our Chief Dealer and Managing Partner and Andreas Putz, our Global Head of FXCM Pro.

Executive Compensation Philosophy

The structure of our current compensation program for our named executive officers other than Messrs. Niv, Sakhai and Ahdout reflects our view that executive compensation components should be set at the minimum levels necessary to successfully attract and retain skilled executives and that are fair and equitable in light of market practices. In setting an individual executive officer’s initial compensation package and the relative allocation among different types of compensation, we consider the nature of the position being filled, the scope of associated responsibilities, the individual’s prior experience and skills and the individual’s compensation expectations, as well as the compensation of existing executive officers at FXCM Inc. and our general impressions of prevailing conditions in the market for executive talent. Because we have historically provided opportunities for our employees to advance within our organization, many of our management positions are filled from our existing pool of employees. We believe that this approach has enabled us to maintain a highly competent and motivated staff without requiring us to aggressively compete in the open market for senior-level talent.

Role of Our Compensation Committee

Since the completion of the IPO, our compensation policies have been established by the Compensation Committee of our Board of Directors, and Messrs. Fish, Gruen, and Brown have served as members of this Compensation Committee.

Our Compensation Committee evaluates and determines the levels and forms of individual compensation for our named executive officers. Our Compensation Committee reviews and approves compensation for our named executive officers at least annually, generally at the beginning of each fiscal year, consistent with each named executive officer’s employment agreement and based on each named executive officer’s performance and our overall performance during the prior year.

Compensation Determination Process

Our Compensation Committee determines the compensation of each of our named executive officers and solicits input from our Chief Executive Officer in determining the compensation (particularly base salary and annual cash incentive payments) of our named executive officers other than our Chief Executive Officer.

Stockholder “Say-on-Pay” Vote

Beginning with our last annual meeting of shareholders, we are required under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) to include a non-binding, advisory “Say-on-Pay” vote in the annual meeting proxy statement at least once every three years, and, at least once every six years, a non-binding, advisory vote on the frequency of future Say-on-Pay votes, with shareholders having the choice of every year, every two years or every three years. At the Company’s last annual meeting of shareholders, its shareholders approved the compensation of the Company’s executives, as disclosed in the Company’s proxy statement for the meeting, with approximately 94.2% of the votes cast in favor. The Compensation Committee considered the results of this vote in choosing to maintain the Company’s overall compensation philosophy and objectives, and in the setting the compensation of the Company’s named executive officers, in fiscal year 2012.

At the Company’s last annual meeting of shareholders, its shareholders also voted on the frequency of future Say-on-Pay votes, with the most votes cast in favor of an annual frequency. In light of those results, the Company’s Board determined that the Company’s policy will be to include a Say-on-Pay vote in its annual meeting proxy materials every year until the next required frequency vote is held. (See “Proposal 3 —  Non-binding Advisory Vote to Approve Named Executive Officer Compensation.”)

Elements of Compensation

We generally deliver executive compensation through a combination of annual base salary, annual cash incentive payments, long-term equity incentives and other benefits and perquisites. We believe that this mix of elements is useful in achieving our primary compensation objectives.

Base Salary.  Base salaries are intended to provide a fixed level of compensation sufficient to attract and retain an effective management team when considered in combination with other components of our executive compensation program. We believe that the base salary element is required to provide our named executive officers with a stable income stream that is commensurate with their responsibilities and competitive market conditions. Annual base salaries are established on the basis of market conditions at the time we hire an executive. Any subsequent modifications to annual base salaries are influenced by the performance of the executive and by significant changes in market conditions.

During 2011, Messrs. Niv, Sakhai and Adhout each received an annual base salary of $800,000, which was a small increase from 2010 because of their increased responsibilities due to our organic growth and increased global presence. Mr. Lande received an annual base salary of $400,000, which included a base salary increase effective September 1, 2011. Mr. Lande’s salary increase reflected the Compensation Committee’s recognition of his responsibilities due to organic growth, the increased global presence of our business through three successful business acquisitions in the United Kingdom and Japan and his efforts to build out various functional areas within our finance department. During 2011, in recognition of his successful performance and continued tenure with the Company, Mr. Putz received an annual base salary of $170,000. The base salary is the same as was in effect at the end of the fiscal year 2010.

Annual Cash Bonuses.  We award annual cash bonuses in recognition of the accomplishments of our executives and our company during the prior fiscal year. In fiscal year 2011, Messrs. Niv, Sakhai and Ahdout were eligible to receive annual cash bonuses with a target payout of 100% of base salary, or $800,000 and a maximum payout of 200% of base salary, or $1,600,000. The amounts of the actual bonuses are determined based on overall company performance metrics. The target growth rate applicable to the bonus structure is 20%

annually. If the growth rate is less than 15% in each metric, no bonus is payable. Under the bonus structure, bonus payments for actual results that fall between 75% and 150% of target performance levels are adjusted on a linear basis. The following table sets forth information regarding the metrics, performance curve and payout curve of these bonuses:

		Percentage of 20% Growth Target Attained
Metric	Weighting	<75% (<15% Growth)	75% (15% Growth)	100% (20% Growth)	150% (30% Growth)
Customer Account Growth	25%	0%	50%	100%	200%
Adjusted Pro Forma EPS Growth	50%	0%	50%	100%	200%
Adjusted Pro Forma EBITDA Growth	25%	0%	50%	100%	200%
Payout as percentage of base salary		0%	50%	100%	200%

Adjusted Pro Forma EPS and Adjusted Pro Forma EBITDA exclude certain items relating to our IPO, certain non-recurring expenses and income, and also reflect the exchange of all units of Holdings for shares of Class A common stock of FXCM Inc. We believe that non-recurring income and expenses are generally not indicative of the executive’s performance and, as such, should not be considered in determining executive compensation unless specifically approved by the Compensation Committee. The exclusions of certain items relating to our IPO and non-recurring income and expenses are consistent with the definition of Adjusted Pro Forma EPS and Adjusted Pro Forma EBITDA as described in our annual report on Form 10-K.

The table below sets forth the result of the 2011 performance metrics. Actual bonus amounts for 2011 were based on attaining the Customer Account Growth metric in the table above. Actual customer accounts grew by 19.6% since 2010 which represents a 98% target performance level. At 98% target performance level, actual bonus amount for Messrs. Niv, Sakhai and Ahdout was $196,000 each. Messrs. Niv, Sakhai and Adhout each declined the bonus payments that they earned this year and intend to continue to focus on the Company’s growth and improve performance.

Metric	20% Target Growth	Actual Growth	Percentage Attained
Customer Account Growth	163,712	163,094	19.6%
Adjusted Pro Forma EPS Growth	$1.10	$0.90	(2.2%)
Adjusted Pro Forma EBITDA Growth (in thousands, except percentage)	$144,554	$111,867	(7.1%)

For fiscal year 2012, the Compensation Committee has decided not to make any changes to the current annual cash bonus structure and Messrs. Niv, Sakhai and Ahdout will be eligible to receive annual cash bonuses similar to the annual cash bonus structure of 2011 indicated in the table above.

The targets for growth in customer accounts, earnings per share and EBITDA to be utilized in our bonus structure are metrics to be used by us solely to determine the extent to which Messrs. Niv, Sakhai, Yusupov, and Ahdout will be entitled to incentive compensation and do not reflect our expectations with respect to, or represent any projection or guidance by us regarding, our future financial or operational performance.

We awarded discretionary annual cash bonuses to Mr. Lande to recognize his accomplishments as well as that of FXCM Inc. during 2011. During 2011, Mr. Lande received a discretionary bonus of $400,000. The framework for calculating Mr. Putz’s performance-based bonus differs from the completely discretionary bonus structure in place for Mr. Lande because Mr. Putz is more directly responsible for sales and revenue generation, whereas Mr. Lande is more directly responsible for the successful operations of the finance and control functions, strategic planning and analysis, business and legal components of our corporate infrastructure. Accordingly, the nature of his role makes Mr. Putz’s performance more conducive to quantification through a numerical metric, whereas we believe that the performance of Mr. Lande is best evaluated on a discretionary basis.

Long-Term Equity Incentives.  We believe that our long-term financial success is achieved in part through an ownership culture that encourages our named executive officers to focus on our long-term performance through the use of equity-based compensation tools.

Prior to the completion of our IPO, we adopted the FXCM Inc. 2010 LTIP. The LTIP is the source of new equity-based and long-term cash awards and permit us to grant to our key employees, including our named executive officers, incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, other awards valued in whole or in part by reference to shares of our Class A common stock and performance-based awards denominated in cash or shares. Our Compensation Committee has granted certain of our named executive officers stock options to purchase our Class A common stock pursuant to the LTIP. We have not adopted stock ownership guidelines for our named executive officers and other key employees.

During 2011 Mr. Lande received options to purchase 125,000 shares of our Class A common stock. Because of the significant ownership interest that each of Messrs. Niv, Sakhai and Ahdout has in our firm and the resulting alignment of interests that these executives already had with our other equity owners, we did not award stock options to them in 2011.

Each such stock option to purchase our Class A common stock granted in 2011 has an exercise price equal to $10.73 per share. Subject to the optionholder’s continued employment, options will vest in equal annual installments over a four year period. In addition, each stock option agreement provides that the options will accelerate upon a termination by us without “cause” (as defined in the stock option agreement) or a termination by the employee for “good reason” (as defined in the stock option agreement), in each case within the two-year period following a “change in control” (as defined in the LTIP), and in the event of a termination due to death or disability will be deemed vested in any portion of the stock option that would have become vested within the 12-month period following such termination and, to the extent vested, will remain exercisable until the seventh anniversary of the grant date, subject to earlier termination in connection with a termination of employment. Holders of stock options will not have any rights as stockholders with respect to the shares underlying stock options until such options are exercised and shares of Class A common stock underlying the stock options are actually delivered.

Annual Incentive Plan.  The purpose of the annual incentive plan is to attract, retain, motivate and reward participants by providing them with the opportunity to earn competitive compensation directly linked to our performance. The annual incentive plan is to be administered by the Compensation Committee. The Compensation Committee may delegate its authority under the annual incentive plan, except in cases where such delegation would disqualify compensation paid under the annual incentive plan intended to be exempt under Section 162(m) of the Internal Revenue Code. Awards may be granted to our executive officers and key employees in the sole discretion of the Compensation Committee. The annual incentive plan provides for the payment of incentive bonuses in the form of cash or, at the discretion of the Compensation Committee, in awards under the LTIP.

Other Benefits.  We also provide various other benefits to certain of our named executive officers that are intended to be part of a competitive compensation program. These benefits include:

•	health insurance;
•	dental insurance;
•	disability insurance; and

We believe that these benefits are comparable to those offered by other companies that compete with us for executive talent.

Severance and Change in Control Benefits

Each of Messrs. Niv, Sakhai, Yusupov, Ahdout, and Grossman is entitled to certain benefits upon the termination of his employment with us, the terms of which are described below under “Potential Payments Upon Termination or Change in Control.” We believe that these benefits are valuable as they address the valid concern that it may be difficult for these executives to find comparable employment in a short period of time in the event of termination and provide an incentive for these executives to comply with non-competition and non-solicitation covenants, which for a period of one year following the termination of an executive’s employment, prohibit the executive from participating in a business engaged in the foreign currency exchange business or other businesses undertaken or proposed to be undertaken by us and prohibit the executive from soliciting our customers or prospective customers or our employees.

Actions During Fiscal 2011

Our Compensation Committee conducted a number of meetings during fiscal year 2011 to review and evaluate the compensation of our named executive officers and decided to continue previous named executive officer compensation practices for fiscal year 2012.

Insider Trading Policy

Our insider trading policy permits Directors, executive officers and other key employees to trade our securities only during limited window periods following earnings releases and only after they have pre-cleared transactions with the legal department, but, in no event, while in possession of material, non-public information.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Perry Fish (Chair)
Arthur Gruen
James Brown

Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our named executive officers for services rendered to us during the fiscal years ended December 31, 2011, 2010 and 2009.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Drew Niv, Chief Executive Officer	2011	800,000	(1)	—	—		$196,000	(6)	21,061	(2)	1,017,061
	2010	765,000		—	—		—		109,723		874,723
	2009	1,020,000		—	—		—		109,059		1,129,059
Robert Lande, Chief Financial Officer	2011	400,000		400,000	532,500	(5)	—		—		1,332,500
	2010	350,000		470,000	526,000		—		—		1,346,000
David Sakhai, Chief Operating Officer	2011	800,000	(1)	—	—		$196,000	(6)	21,284	(3)	1,017,284
	2010	765,000		—	—		—		110,662		875,662
	2009	1,020,000		—	—		—		109,543		1,129,543
William Ahdout Chief Dealer and Managing Partner	2011	800,000	(1)	—	—		$196,000	(6)	21,794	(4)	1,017,794

Andreas Putz, Global Head of FXCM Pro	2011	170,000		—	—		978,970	(7)	—		1,148,970
	2010	170,000		—	105,200		983,275		—		1,258,475
	2009	170,000		—	—		752,066		—		992,066

(1)	With the exception of Mr. Lande, this amount represents a guaranteed cash payment in lieu of base salary.
(2)	This amount consists of $14,766 in health insurance premiums, $2,115 in dental insurance premiums, and $4,180 in disability insurance premiums.
(3)	This amount consists of $14,766 in health insurance premiums, $2,115 in dental insurance premiums, and $4,403 in disability insurance premiums.
(4)	This amount consists of $14,766 in health insurance premiums, $2,115 in dental insurance premiums, and $4,913 in disability insurance premiums.
(5)	Represents the aggregate grant date fair value of share-based compensation granted in 2011 as calculated in accordance with to Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, Compensation — Stock Compensation (FASB ASC Topic 718). See Note 14 of our consolidated financial statement contained in our Annual Report on Form 10-K for the year ended December 31, 2011 regarding assumptions underlying valuation of equity awards. The grant date fair value of the grant of stock options on August 12, 2011 was $4.26. Messrs. Lande and Putz held unexercised stock options of 225,000 and 20,000, respectively on December 31, 2011.
(6)	This amount represents bonus payment earned in 2011 but declined as described in the Compensation Discussion & Analysis under the heading “Elements of Compensation — Annual Cash Bonuses” in this Proxy Statement.

(7)	This amount represents 5.8% of the profits generated by our FXCM Pro division for the period from January 1, 2011 to December 31, 2011.

As noted above, Messrs. Niv, Sakhai and Ahdout are founding partners of our firm and own significant equity interests in Holdings. Accordingly, in addition to the guaranteed payments and other amounts received by them and reflected in the foregoing table, these executives have received distributions, ratable with those of other existing owners, in respect of such equity interests. Other than tax-related distributions, Holdings did not make any distributions to our existing owners during 2011. Messrs. Niv, Sakhai and Ahdout received $5.7 million, $3.8 million and $3.6 million, respectively, of tax-related distributions during 2011.

Grants of Plan-Based Awards in 2011

The following table provides supplemental information relating to grants of plan-based awards to our named executive officers in fiscal year 2011.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Threshold ($)	Target ($)		Maximum ($)
Drew Niv Executive Officer	—	—	$800,000	(1)	$1,600,000	(1)	—	—	—	—
Robert Lande, Chief Financial Officer	8/10/11	—	—		—		—	125,000	10.73	532,500
David Sakhai, Chief Operating Officer	—	—	$800,000	(1)	$1,600,000	(1)	—	—	—	—
William Ahdout Chief Dealer and Managing Partner	—	—	$800,000	(1)	$1,600,000	(1)	—	—	—	—
Andreas Putz, Managing Director and Global Head of FXCM Pro	—	—	—	(2)	—		—	—	—	—

(1)	Amount reflects the target and maximum payout levels, respectively, if an award payout is achieved as an annual cash bonus as described under the heading “Elements of Compensation — Annual Cash Bonus” in the Compensation Discussion and Analysis in this Proxy Statement.
(2)	Mr. Putz is entitles to 5.8% if the profits generated by our FXCM Pro division. There is no threshold, target or maximum amounts associated with these payments.

EMPLOYMENT AGREEMENTS

Other than the Limited Liability Company Agreement of FXCM Holdings, LLC, which provides for guaranteed cash payments to Messrs. Niv, Sakhai and Ahdout and Confidentiality and Restrictive Covenant Agreements with Messrs. Niv, Sakhai and Ahdout, we do not have written employment agreements or arrangements with our named executive officers except for Mr. Lande. The initial base salary for an executive is established at the time we hire an executive officer, and each executive officer has an expectation that he will be considered for a discretionary cash bonus following the conclusion of each fiscal year. We have an employment arrangement with Mr. Lande pursuant to which he is entitled to an annual base salary of $400,000 and an annual target bonus of $400,000. In addition, if Forex Capital Markets LLC is sold, Mr. Lande (1) is entitled to a one-time cash payment of $400,000 at the time of the sale and (2) if his employment is terminated following the sale, is eligible for severance equal to one year of base salary of $400,000 and a $400,000 annual bonus.

Outstanding Equity Awards at 2011 Year End

The following table provides information regarding outstanding equity awards held by our named executive officers as of the end of fiscal year 2011.

		Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Drew Niv, Chief Executive Officer	—	—		—		—	—	—	—	—	—	—
	—	—		—		—	—	—	—	—	—	—
Robert Lande, Chief Financial Officer	8/10/2011	—		125,000	(1)(2)	—	$10.73	8/10/2018	—	—	—	—
	12/1/2010	25,000	(1)(2)	75,000		—	$14.00	12/1/2017	—	—	—	—
David Sakhai, Chief Operating Officer	—	—		—		—	—	—	—	—	—	—
	—	—		—		—	—	—	—	—	—	—
William Ahdout Chief Dealer and Managing Partner	—	—		—		—	—	—	—	—	—	—
	—	—		—		—	—	—	—	—	—	—
Andreas Putz, Global Head of FXCM Pro	—	—		—		—	—	—	—	—	—	—
	12/1/2010	5,000	(1)(2)	15,000	(1)(2)	—	$14.00	12/1/2017	—	—	—	—

(1)	The stock options have a contractual term of seven years and vest and become exercisable over four years with twenty-five percent vested and exercisable in each of the four years.
(2)	Each stock option agreement provides that, upon termination, to the extent the employee’s option is not then vested and exercisable, an employee’s option shall be immediately cancelled by FXCM, Inc. Each stock option agreement provides that the options will accelerate upon a termination by the Company without “cause” (as defined in the stock option agreement) or a termination by the employee for “good reason” (as defined in the stock option agreement), in each case within the two-year period following a “change in control” (as defined in the Long-Term Incentive Plan), and in the event of a termination due to death or disability will be deemed vested in any portion of the stock option that would have become vested within the 12-month period following such termination and, to the extent vested, will remain exercisable until the seventh anniversary of the consummation of our initial public offering, subject to earlier termination in connection with a termination of employment.

Option Exercises and Stock Vested in 2011

No named executive officer exercised any options nor were any of the options vested in 2011.

Pension Benefits For Fiscal 2011

We do not offer pension benefits to our named executive officers.

Non-Qualified Deferred Compensation For Fiscal 2011

We do not offer non-qualified deferred compensation to our named executive officers.

Potential Payments upon Termination or Change in Control

Each of Messrs Messrs. Niv, Sakhai and Ahdout are afforded certain severance protections in the event of a termination of employment of either of them by us without cause or by either of them for good reason. In the event of such termination, subject to the execution of a release of claims against us and continued compliance with any applicable restrictive covenants, each of Messrs. Niv, Sakhai and Ahdout will be entitled to receive (1) an aggregate amount equal to two years of annual base salary, which amount will be payable in equal monthly installments over a 24-month period beginning on the 60th day following the termination date and (2) continued medical coverage for a period of 18 months following the termination date and, for six months after the expiration of the 18-month period, an amount equal to the premium we would have paid for such executive’s medical coverage had such executive been actually employed with us, which amount will be payable on the first business day of each month.

Additionally, as per the Company’s employment agreement with Mr. Lande, if Forex Capital Markets LLC is sold, Mr. Lande (1) is entitled to a one-time cash payment of $400,000 at the time of sale and (2) if his employment is terminated following the sale, is eligible for severance of one year of base salary of $400,000 and a $400,000 annual bonus.

As of December 31, 2011, Messrs. Lande and Putz held unvested stock options exercisable into 75,000 and 15,000 shares of our common stock, respectively, at an exercise price of $14.00 per share. Mr. Lande also held unvested stock options exercisable into 125,000 shares of our common stock at an exercise price of $10.73 per share. Each stock option agreement provides that, upon termination, to the extent the employee’s option is not then vested and exercisable, an employee’s option shall be immediately cancelled by FXCM, Inc. each option agreement provides that the options will accelerate upon a termination by us without “cause” (as defined in the stock option agreement or a termination by the employee for “good reason” (as defined in the stock option agreement), in each case within the two-year period following a “change in control” (as defined in the Long-Term Incentive Plan), and in the event of a termination due to death or disability will be deemed vested in any portion of the stock option that would have become vested within the 12-month period following such termination and, to the extent vested, will remain exercisable until the seventh anniversary of the consummation of our initial public offering, subject to earlier termination in connection with a termination of employment. There would have been no value associated with the accelerated vesting of stock options held by each of Messrs. Lande and Putz on December 31, 2011 for the options granted on December 1, 2010. The value associated with the accelerated vesting of stock options held by Mr. Lande was $315,000.00. The value is based on the excess of the closing price of 13.25 over the exercise price of the stock options because the closing price of our common stock on December 31, 2010 of $13.25 per share was less than the option exercise price of $14.00 per share.

Drew Niv, Chief Executive Officer

Event	Cash Severance Payments Over 24 Months ($)	Medical Benefits ($)	Total ($)
Termination for cause or resignation without good reason	—	—	—
Termination without cause or resignation for good reason	1,530,000	332,616	1,862,616
Retirement, disability or death	765,000	16,437	781,437

David Sakhai, Chief Operating Officer

Event	Cash Severance Payments Over 24 Months ($)	Medical Benefits ($)	Total ($)
Termination for cause or resignation without good reason	—	—	—
Termination without cause or resignation for good reason	1,530,000	332,616	1,862,616
Retirement, disability or death	765,000	16,437	781,437

William Ahdout, Chief Dealer and Managing Partner

Event	Cash Severance Payments Over 24 Months ($)	Medical Benefits ($)	Total ($)
Termination for cause or resignation without good reason	—	—	—
Termination without cause or resignation for good reason	1,530,000	332,616	1,862,616
Retirement, disability or death	765,000	16,892	781,892

OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of shares of our Class A and Class B common stock and of Holdings Units as of April 18, 2012 by (1) each person known to us to beneficially own more than 5% of any class of the outstanding voting securities of FXCM Inc., (2) each of our Directors and named executive officers and (3) all of our Directors and executive officers as a group. Beneficial ownership is determined in accordance with SEC rules.

	Class A Common Stock Beneficially Owned(1)		Holdings Units Beneficially Owned(1)			Class B Beneficially Owned(2)	Combined Voting Power(2)
Name of Beneficial Owner	Number	%	Number		%	Number	%
FMR LLC (4)	1,868,140	8.9%	—		—	—	2.57%
Burgundy Asset Management Ltd.(5)	3,295,166	15.7%	—		—	—	4.54%
Citadel Investment Group II, L.L.C.(6)	1,486,088	7.08%	—		—	—	2.05%
Hawkeye Capital Master(7)	1,087,407	5.18%	—		—	—	1.50%
Zesiger Capital Group LLC(8)	1,365,550	6.51%	—		—	—	1.88%
Michel Daher(9)	900,655	4.29%	6,250,010		8.60%	1	9.84%
Michael Romersa(10)	—	—	6,013,990		8.28%	1	8.28%
Dror Niv(11)	—	—	8,894,900		12.24%	3	12.24%
David Sakhai	10,000	*	6,013,990	(12)	8.28%	5	8.28%
William Ahdout(13)	—	—	5,690,685		7.83%	2	7.83%
James Brown(14)	114,315	*	2,280,903		3.14%	2	3.30%
Robin Davis	14,315	*	—		—	—	*
Perry Fish	14,315	*	—		—	—	*
Kenneth Grossman(15)	—	—	783,692		1.08%	2	1.08%
Arthur Gruen	14,315	*	—		—	—	*
Eric LeGoff	14,315	*	240,252		*	1	*
Ryan Silverman(16)	20,740	*	—		—	—	*
Eduard Yusupov(17)	93,744	*	7,898,971		10.9%	2	11.0%
Andreas Putz	5,000	*	—		—	—	*
Robert Lande(18)	50,000	*	—		—	—	*
Directors and executive officers as a group (13 persons)	351,059	1.67%	26,803,393		36.89%	17	37.37%

*	Represents less than 1%.
(1)	Subject to the terms of an exchange agreement, the Holdings Units are exchangeable for shares of our Class Acommon stock on a one-for-one basis from and after the first anniversary of the date of the closing of the IPO.See “Certain Relationships and Related Person Transactions — Exchange Agreement.” Beneficial ownership ofHoldings Units reflected in this table has not been also reflected as beneficial ownership of shares of our Class Acommon stock for which such units may be exchanged. Percentage of Holdings Units beneficially owned treats Holdings Units held by FXCM Inc. as outstanding.
(2)	Each holder of Class B common stock is entitled, without regard to the number of shares of Class B commonstock held by such holder, to one vote for each Holdings Unit held by such holder.
(3)	Represents percentage of voting power of the Class A common stock and Class B common stock of FXCM Inc.voting together as a single class.
(4)	This information is based solely upon a Schedule 13G/A filed jointly by FMR LLC and Edward C. Johnson III with the SEC on February 14, 2012. The principal business address of FMR LLC is 82 Devonshire Street, Boston, Mass. 02109. Members of Mr. Johnson’s family are the predominant owners of FMR LLC and Mr. Johnson serves as the Chairman of FMR LLC. Mr. Johnson and FMR LLC have the sole power to dispose or direct the disposition of 1,868,140 shares of Class A common stock and FMR LLC has the sole power to vote or direct the vote of 1,675,000 shares of our Class A common stock.
(5)	Information regarding Burgundy Asset Management Ltd. was obtained from a Schedule 13G/A filed by Burgundy Asset Management Ltd. with the SEC on February 15, 2012. The principal business address of Burgundy Assets Management Ltd. is 181 Bay Street, Suite 4510, Toronto, Ontario M5J 2T3. Burgundy Asset Management Ltd. has sole power to vote or direct the vote of 2,253,405 shares of Class A common stock and sole power to dispose or to direct the disposition of 3,295,166 shares of Class A common stock.

(6)	Information regarding Citadel Investment Group II, L.L.C. was obtained from a Schedule 13G/A jointly filed by by Citadel Advisors LLC (“Citadel Advisors”), Citadel Holdings II LP (“CH-II”), Citadel Investment Group II, L.L.C. (“CIG-II”) and Mr. Kenneth Griffin (collectively with Citadel Advisors, CH-II and CIG-II, the “Reporting Persons”) with respect to shares of Common Stock of the above-named issuer owned by Citadel Global Equities Master Fund Ltd., a Cayman Islands limited company (“CG”), Surveyor Capital Ltd., a Cayman Islands limited company (“SC”), certain segregated accounts, and Citadel Securities LLC, a Delaware limited liability company (“Citadel Securities”).

Citadel Advisors is the portfolio manager for CG and SC, and the investment manager for certain segregated accounts. CH-II is the managing member of Citadel Advisors. Citadel Holdings I LP, a Delaware limited liability company (“CH-I”), is the non-member manager of Citadel Securities. CIG-II is the general partner of CH-I and CH-II. Mr. Griffin is the President and Chief Executive Officer of, and owns a controlling interest in, CIG-II.

The principal business address of Citadel is c/o Citadel LLC, 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois 60603.

Citadel Advisors LLC and Citadel Holdings II LP, who beneficially own 1,485,114 shares of Class A common stock, have the shared power to vote or to direct the vote of 1,485,114 shares of Class A common stock and the shares power to dispose or to direct the disposition of 1,486,088 shares of Class A common stock. Citadel Investment Group II, L.L.C. and Mr. Kenneth Griffin, who beneficially own 1,486,088 shares of Class A common stock, have the shared power to vote or direct the vote of 1,486,088 shares of Class A common stock and the shared power to dispose or to direct the disposition of 1,486,068 shares of Class A common stock.

(7)	Information regarding Hawkeye Capital Management, LLC was obtained from a Schedule 13G/A jointly filed by Richard A. Rubin, Hawkeye Capital Management, LLC and Hawkeye Capital Master with the SEC on February 3, 2012. The principal business address of Richard A. Rubin and Hawkeye Capital Management, LLC is 800 Third Avenue, 9th Floor, New York, NY 10022. The principal place of business for Hawkeye Capital Master is P.O. Box 897GT, Windward 1 Regatta Office Park, West Bay Road, Georgetown, Grand Cayman, Cayman Islands. Hawkeye Capital Master, a pooled investment vehicle organized as a Cayman Islands series trust, owns 1,087,407 shares of Class A common stock which may be deemed beneficially owned by each Richard A. Rubin, Hawkeye Capital Management, LLC and Hawkeye Capital Master and as to which Richard A. Rubin has sole voting power and dispositive power in his role as manager of Hawkeye Capital Management, LLC, the manager of Hawkeye Capital Master.
(8)	Information regarding Zesiger Capital Group LLC was obtained from a Schedule 13G filed by Zesiger Capital Group LLC with the SEC on February 1, 2012. The principal business address of Zesiger Capital Group LLC is 460 Park Avenue, 22nd Floor, New York, NY 10022. Zesiger Capital Group LLC has sole power to vote or direct the vote of 1,090,500 shares of Class A common stock and sole power to dispose or to direct the disposition of 1,365,550 shares of Class A common stock. Zesiger Capital Group LLC disclaims beneficial ownership of the securities as such securities are held in discretionary accounts which Zesiger Capital Group LLC manages.
(9)	As a 55% owner of Charlestone Venture Holdings Limited, Mr. Daher may be deemed to share beneficial ownership of the securities held by Charlestone Venture Holdings Limited. The address of CharlestoneVenture Holdings Limited is Woodbourne Hall, P.O. Box 916, Tortola, Road Town, British Virgin Islands.
(10)	The address of Michael Romersa is 1 Broad Street, Apt 1G, Stamford, CT 06901. Mr. Romersa exercises sole voting and dispositive power over all of the securities.
(11)	Consists of 7,259,130 Holdings Units and one share of Class B common stock held individually by Mr. Niv and 1,635,770 Holdings Units and two shares of Class B common stock held in grantor retained annuity trusts, for which Mr. Niv is the trustee. Mr. Niv has voting and dispositive power over these securities.
(12)	Consists of 808,066 Holdings Units and one shares of Class B common stock owned individually by Mr. Sakhai, and 5,205,924 Holdings Units and four shares of Class B common stock held in grantor retained annuity trusts, for which Mr. Sakhai is the trustee. Mr. Sakhai has voting and dispositive power over these securities.
(13)	Consists of 5,690,685 Holdings Units and two shares of Class B common stock held in grantor retained annuity trusts, for which Mr. Ahdout is the trustee. Mr. Ahdout has voting and dispositive power over these securities.

(14)	Class A common stock owned by Mr. James Brown consists of 14,315 shares of Class A common stock issuable pursuant to stock options that are or become exercisable within 60 days and 100,000 shares of Class A common stock individually owned. Holdings Units owned by Mr. James Brown include 1,361,173 Holdings Units and one share of Class B common stock held by Long Ridge FXCM Equity Partners, LLC, and 919,730 Holdings Units and one share of Class B common stock held individually by Mr. James Brown. The address of Long Ridge FXCM Equity Partners, LLC and of Mr. Brown is 200 Madison Avenue, Suite 1900, New York, NY 10016. Mr. Brown is a manager of Long Ridge FXCM Equity Partners, LLC, and as a result may be deemed to share beneficial ownership of the securities owned by this entity. Mr. Brown disclaims beneficial ownership of the securities held by these entities, except to the extent of his pecuniary interest therein.
(15)	Consists of 525,189 Holdings Units and one share of Class B common stock held individually by Mr. Grossman and 258,503 Holdings Units and one share of Class B common stock in a grantor retained annuity trust, for which Mr. Grossman is the trustee. Mr. Grossman has voting and dispositive power over these securities.
(16)	Consists of 14,315 shares of Class A common stock issuable pursuant to stock options that are or become exercisable within 60 days and 6,425 shares of Class A commons stock individually owned by Mr. Silverman.
(17)	Consists of 446,884 Holdings Units and one share of Class B common stock owned individually by Mr. Yusupov and 7,452,087 Holdings Units and two shares of Class B common stock held in a grantor retained annuity trust, for which Mr. Yusupov is the trustee. Mr. Yusupov has voting and dispositive power over these securities.
(18)	Consists of 25,000 shares of Class A common stock issuable pursuant to stock options that are or become exercisable within 60 days and 25,000 shares of Class A common stock individually owned.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and Directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such reports and written representations from our executive officers and Directors, we believe that our executive officers and Directors complied with all Section 16(a) filing requirements during fiscal year 2011, except that initial Form 3’s required to be filed when Holdings Units held became eligible for exchange within 60 days were not filed in a timely manner for the following persons: Lehman Brothers Holdings Inc., BlueFX Holdings Corp, Cowley Corp, Long Ridge FXCM Equity Partners LLC, Long Ridge FXCM L.P. and Paul Licursi, Michael Romersa, Michael Price and MFP Investors LLC, Sakhai family Growth Trust, Michael Daher and Charleston Venture Holdings Limited, William Ahdout 2012 GRAT and Edward Yuspov 2012 GRAT.

In addition, Eduard Yusupov did not file a Form 4 reporting one transaction on a timely basis due to a Company administrative error.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Exchange Agreement

In December 2010, we entered into an exchange agreement with the non-managing members of Holdings. Under the exchange agreement each non-managing member of Holdings (and certain permitted transferees thereof) may exchange their Holdings Units for shares of Class A common stock of FXCM Inc. on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. The exchange agreement provides that such exchanges must be for a minimum of the lesser of 1,000 Holdings Units or all of the vested Holdings Units held by such non-managing member of Holdings. The exchange agreement also provides that a non-managing member of Holdings will not have the right to exchange Holdings Units if FXCM Inc. determines that such exchange would be prohibited by law or regulation or would violate other agreements with FXCM Inc. to which the non-managing member of Holdings may be subject. FXCM Inc. may impose additional restrictions on exchange that it determines to be necessary or advisable so that FXCM Holdings, LLC is not treated as a “publicly traded partnership” for United States federal income tax purposes. As a holder exchanges Holdings Units for shares of Class A common stock, the number of Holdings Units held by FXCM Inc. is correspondingly increased as it acquires the exchanged Holdings Units.

Registration Rights Agreement

In December 2010 we entered into a registration rights agreement with the non-managing members of Holdings pursuant to which we have granted them, their affiliates and certain of their transferees the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act of 1933, as amended, shares of Class A common stock of FXCM Inc. delivered in exchange for Holdings Units. Pursuant to the registration rights agreement, we registered the exchange of Holdings Units for shares of Class A common stock of FXCM Inc. by the non-managing members of Holdings on a Registration Statement on Form S-3/A which was declared effective by the SEC on January 30, 2012. In addition, the owners of Holdings Units covered by the registration rights agreement have the right to request that we register the sale of shares of Class A common stock of FXCM Inc. held by them and may require us to make available shelf registration statements permitting sales of shares of Class A common stock of FXCM Inc. held by them into the market from time to time over an extended period. In addition, the owners of Holdings Units covered by the registration rights agreement have the ability to exercise certain piggyback registration rights in respect of shares of Class A common of FXCM Inc. stock held by them in connection with registered offerings requested by other registration rights holders or initiated by us.

Tax Receivable Agreement

As described above, FXCM Inc. purchased Holdings Units from other members of Holdings at the time of the IPO. In addition, under the terms of the exchange agreement described above, the members of Holdings (other than FXCM Inc.) may, from and after the first anniversary of the date of the closing of the IPO (subject to the terms of the exchange agreement), exchange their Holdings Units for shares of Class A common stock of FXCM Inc. on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Holdings intends to make an election under Section 754 of the Code effective for each taxable year in which such a purchase or exchange of Holdings Units for shares of Class A common stock occurs, which is expected to result in increases to the tax basis of the assets of Holdings at the time of the purchase or subsequent exchange of Holdings Units that otherwise would not have been available. These increases in tax basis may reduce the amount of tax that FXCM Inc. would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets. The IRS may challenge all or part of the tax basis increase and increased deductions, and a court could sustain such a challenge.

We have entered into a tax receivable agreement with other members of Holdings that provides for the payment from time to time by FXCM Inc. to the non-managing members of Holdings of 85% of the amount of the benefits, if any, that FXCM Inc. is deemed to realize as a result of increases in tax basis and certain other tax benefits related to our entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. These payment obligations are obligations of FXCM Inc. and not of Holdings. For purposes of the tax receivable agreement, the benefit deemed realized by FXCM Inc. will be computed by comparing the actual income tax liability of FXCM Inc. (calculated with certain assumptions) to the amount of such taxes that FXCM Inc. would have been required to pay had there been no increase to the tax basis of the assets of Holdings as a result of the purchase or exchanges and certain other assumptions. The term of the tax receivable agreement will continue until all such tax benefits have been utilized or expired, unless FXCM Inc. exercises its right to terminate the tax receivable agreement for an amount based on the agreed payments remaining to be made under the agreement or FXCM Inc. breaches any of its material obligations under the tax receivable agreement in which case all obligations will generally be accelerated and due as if FXCM Inc. had exercised its right to terminate the agreement. Estimating the amount of payments that may be made under the tax receivable agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the tax receivable agreement, will vary depending upon a number of factors, including:

•	the timing of exchanges — for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of Holdings at the time of each exchange;
•	the price of shares of Class A common stock of FXCM Inc. at the time of the exchange — the increase in any tax deductions, as well as the tax basis increase in other assets, of Holdings is directly proportional to the price of shares of Class A common stock of FXCM Inc. at the time of the exchange;
•	the extent to which such exchanges are taxable — if an exchange is not taxable for any reason, increased deductions will not be available; and
•	the amount and timing of our income — FXCM Inc. will be required to pay 85% of the deemed benefits as and when deemed realized. If FXCM Inc. does not have taxable income, FXCM Inc. generally is not required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the tax receivable agreement for that taxable year because no benefit will have been actually realized. However, any tax benefits that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in payments under the tax receivable agreement.

We expect that the payments that FXCM Inc. may make under the tax receivable agreement will be substantial. There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the tax receivable agreement exceed the actual benefits FXCM Inc. realizes in respect of the tax attributes subject to the tax receivable agreement and/or distributions to FXCM Inc. by Holdings are not sufficient to permit FXCM Inc. to make payments under the tax receivable agreement after it has paid taxes. Late payments under the tax receivable agreement will generally accrue interest at an uncapped rate equal to one-year LIBOR + 5%. The payments under the tax receivable agreement are not conditioned upon our owners at the time of the IPO continuing their ownership interest in us.

In addition, the tax receivable agreement provides that upon certain mergers, asset sales, other forms of business combinations or other changes of control, FXCM Inc.’s (or its successor’s) obligations with respect to exchanged or acquired Holdings Units (whether exchanged or acquired before or after such transaction) would be based on certain assumptions, including that FXCM Inc. would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement. As a result, (1) FXCM Inc. could be required to make payments under the tax receivable agreement that are greater than or less than the specified percentage of the actual benefits FXCM Inc. realizes in respect of the tax attributes subject to the tax receivable agreement and (2) if FXCM Inc. elects to terminate the tax receivable agreement early, FXCM Inc. would be required to make an immediate payment equal to the present value of the anticipated future tax benefits, which upfront payment may be made years in advance of the actual realization of such future benefits. Upon a subsequent actual exchange, any additional increase in tax deductions, tax basis and other benefits in excess of the amounts assumed at the change in control will also result in payments under the tax receivable agreement. In these situations, our obligations under the tax receivable agreement could have a substantial negative impact on our liquidity.

Decisions made by our owners at the time of the IPO in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by an exchanging or selling non-managing member of Holdings under the tax receivable agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the tax receivable agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase a non-managing member of Holdings tax liability without giving rise to any rights of a non-managing member of Holdings to receive payments under the tax receivable agreement.

Payments under the tax receivable agreement will be based on the tax reporting positions that we will determine. Although we are not aware of any issue that would cause the IRS to challenge a tax basis increase, FXCM Inc., the corporate taxpayer, will not be reimbursed for any payments previously made under the tax receivable agreement. As a result, in certain circumstances, payments could be made under the tax receivable agreement in excess of the benefits that the corporate taxpayer actually realizes in respect of the tax attributes subject to the tax receivable agreement.

Payments due to directors and officers of the Company under the Tax Receivable Agreement for 2011 amount to $2.2 million, including $0.2 million due to Long Ridge FXCM, L.P. Long Ridge FXCM Equity Partners, LLC, of which Mr. Brown, a director of the Company, is manager, is the general partner of Long Ridge FXCM, L.P.

FXCM Holdings, LLC Limited Liability Company Agreement

FXCM Inc. holds Holdings Units in Holdings and is the sole managing member of Holdings. Accordingly, FXCM Inc. operates and controls all of the business and affairs of Holdings and, through Holdings and its operating entity subsidiaries, conducts our business.

Pursuant to the limited liability company agreement of Holdings, FXCM Inc. has the right to determine when distributions will be made to unitholders of Holdings and the amount of any such distributions. If a distribution is authorized, such distribution will be made to the unitholders of Holdings pro rata in accordance with the percentages of their respective limited liability company interests.

The unitholders of Holdings, including FXCM Inc., will incur United States federal, state and local income taxes on their proportionate share of any taxable income of Holdings. Net profits and net losses of Holdings will generally be allocated to its unitholders (including FXCM Inc.) pro rata in accordance with the percentages of their respective limited liability company interests. The limited liability company agreement of Holdings provides for cash distributions, which we refer to as “tax distributions,” to the holders of the Holdings Units if FXCM Inc., as the sole managing member of Holdings, determines that the taxable income of the relevant unitholder will give rise to taxable income for such holder. Generally, these tax distributions will be computed based on our estimate of the net taxable income of Holdings allocable to a holder of Holdings Units multiplied by an assumed tax rate equal to the highest effective marginal combined United States federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the nondeductibility of certain expenses and the character of our income). Tax distributions will be made only to the extent all distributions from Holdings for the relevant year were insufficient to cover such tax liabilities.

The limited liability company agreement of Holdings provides that substantially all expenses incurred by or attributable to FXCM Inc. (such as expenses incurred in connection with the IPO), but not including obligations incurred under the tax receivable agreement by FXCM Inc., income tax expenses of FXCM Inc. and payments on indebtedness incurred by FXCM Inc., are borne by Holdings.

Relationship with Global Finance and Master Capital Group

Forex Capital Markets Limited (“UK”) is party to an arrangement with Global Finance Company (Cayman) Limited, (“Global Finance”), and Master Capital Group, S.A.L. (“Master Capital”). A shareholder with greater than a 5% ownership of the Company beneficially owns more than 90% of the equity of Global

Finance and Master Capital. Pursuant to such arrangement, Global Finance and Master Capital are permitted to use the brand name “FXCM” and our technology platform to act as our local presence in certain countries in the Middle East and North Africa (“MENA”). UK collects and remits to Global Finance and Master Capital fees and commissions charged by Global Finance and Master Capital to customers in MENA countries. For the years ended December 31, 2011, 2010 and 2009, these fees and commissions were approximately $3.5 million, $1.8 million and $0.3 million, respectively and are included in the consolidated statements of operations and comprehensive income as referring broker fees. The Company expects to enter into a definitive agreement in the near future.

Other Transactions

Ornit Niv, Head of Sales and Customer Service for the Americas and Asia, is the sister of Drew Niv, one of our Directors and our Chief Executive Officer. Ms. Niv received total compensation of $346,848 for the year ended December 31, 2011. Matthew Navie, one of our institutional sales representatives, is the brother-in-law of David Sakhai, our Chief Operating Officer. Mr. Navie received total compensation of $329,808 for the year ended December 31, 2011. Leya Yusupov and Shirin Yusupov are each sisters of Eduard Yusupov, one of our Directors. Leya Yusupov, one of our senior dealers, received total compensation of $135,000 for the year ended December 31, 2011. Shirin Yusupov, an employee in our reconciliation department, received total compensation of $113,000 for the year ended December 31, 2011. Debra Blajchman, who works in our payroll department, is the sister of Kenneth Grossman, one of our Directors. Ms. Blajchman earned total compensation of $159,417 for the year ended December 31, 2011. Elisheva Rutenberg, a member of our programming department, is the sister-in-law of Kenneth Grossman. Ms. Rutenberg received total compensation of $120,000 for the year ended December 31, 2011. David Kaplan, one of our institutional sales representatives, is the brother-in-law of Kenneth Grossman. Mr. Kaplan received total compensation of $139,500 for the year ended December 31, 2011.

In June 2011, Forex Capital Markets, LLC (“US”) entered into an agreement with certain founding members of FXCM Holdings LLC, whereby, these members reimburse US for amounts related to National Futures Association (“NFA”) and Commodity Futures Trading Commission (“CFTC”) matters, up to $16.3 million.

In August 2011, US entered into a settlement with the NFA. Under the terms of the settlement, FXCM US agreed, without admitting or denying any of the allegations to pay a fine of $2 million to the NFA and to provide restitution to the affected clients. In October 2011, US entered into a settlement with the CFTC. Under the terms of the settlement, FXCM US agreed, without admitting or denying any of the allegations to pay a fine of $6 million to the CFTC and to provide restitution to the affected clients.

Statement of Policy Regarding Transactions with Related Persons

The Board of Directors has adopted a written statement of policy regarding transactions with related persons, which we refer to as our “related person policy.” Our related person policy requires that a “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our general counsel any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The general counsel will then promptly communicate that information to the Board of Directors. No related person transaction will be executed without the approval or ratification of the Board of Directors. It is our policy that Directors interested in a related person transaction will recuse themselves from any vote of a related person transaction in which they have an interest. Our policy does not specify the standards to be applied by Directors in determining whether or not to approve or ratify a related person transaction and we accordingly anticipate that these determinations will be made in accordance with principles of Delaware law generally applicable to directors of a Delaware corporation.

Indemnification of Directors and Officers

Our Amended and Restated By-Laws provide that we will indemnify our Directors and officers to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). In addition, our Amended and Restated Certificate of Incorporation provides that our Directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

There is no pending litigation or proceeding naming any of our Directors or officers to which indemnification is being sought, and we are not aware of any other pending or threatened litigation that may result in claims for indemnification by any Director or officer.

SHAREHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS

If any shareholder wishes to propose a matter for consideration at our 2013 Annual Meeting of Shareholders, the proposal should be mailed by certified mail return receipt requested, to the Secretary of the Company, FXCM Inc., 55 Water Street, New York, NY 10041.

To be eligible under the SEC’s shareholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2012 Annual Meeting Proxy Statement and form of proxy to be made available in April 2013, a proposal must be received by the Secretary of the Company on or before December 31, 2013.

For nominations or other business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company, and, in the case of business other than nominations of persons for election to the Board of Directors, such other business must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice complying with the requirements set forth in our Amended and Restated By-Laws must be delivered to the Secretary of the Company at the principal executive offices of FXCM Inc. not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than seventy (70) days, from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a shareholder’s notice. Notwithstanding anything in this section to the contrary, if the number of Directors to be elected to the Board of Directors is increased and there is no public announcement by the Company naming all of the nominees for Director or specifying the size of the increased Board of Directors at least eighty (80) days prior to the first anniversary of the prior year’s annual meeting of shareholders, then a shareholder’s notice required by this section shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary of the Company at the principal executive offices of FXCM Inc. not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company; provided that, if no such announcement is made at least ten (10) days before the meeting, then no such notice shall be required. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Amended and Restated By-Laws. The proxy solicited by the Board of Directors for the 2013 Annual Meeting of Shareholders will confer discretionary authority to vote as the proxy holders deem advisable on such shareholder proposals which are considered untimely.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the Proxy Materials by contacting the Secretary of the Company, FXCM Inc., 55 Water Street, New York, NY 10041, (646) 432-2241.

FORM 10-K

The Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 with the SEC on March 15, 2011. Shareholders may obtain a copy of this report, including financial statements and schedules thereto, without charge, on our Internet website at www.fxcm.com under Company Profile: Investor Relations: SEC Filings, or by writing to the Secretary of the Company, at the Company’s principal executive offices at 55 WATER STREET, New York, NY 10041.

OTHER BUSINESS

The Board of Directors does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,
/s/ David S. Sassoon David S. Sassoon General Counsel and Secretary

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.fxcm.com) and click on Company Profile: Investor Relations: SEC Filings. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon written request addressed to:

Secretary of the Company 55 Water Street, 50th Floor New York, NY 10041

FXCM

FXCM LISTED NYSE

FXCM INC.
55 WATER STREET
NEW YORK, NY 10041

VOTE BY INTERNET

Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FXCM**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M43662-P22957 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

FXCM INC

The Board of Directors recommends you vote FOR the following:

Vote on Directors

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) William Ahdout
02) James Brown
03) Robin Davis
04) Perry Fish
05) Kenneth Grossman
06) Arthur Gruen
07) Eric LeGoff
08) Dror (Drew) Niv
09) David Sakhai
10) Ryan Silverman
11) Eduard Yusupov

Vote on Proposal

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.	☐	☐	☐
3. To approve (in an advisory vote) compensation paid to the Company's named executive officers.	☐	☐	☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

*** Exercise Your *Right* to Vote ***

FXCM INC

Meeting Information

Meeting Type: Annual Meeting
For holders as of: April 18, 2012
Date: June 13, 2012 **Time:** 11:00 AM
Location: the offices of
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Meeting live via the Internet-please visit
www.virtualshareholdermeeting.com/FXCM.

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

M43771-P20811

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT   ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET:* www.proxyvote.com
2) *BY TELEPHONE:* 1-800-579-1639
3) *BY E-MAIL*:* sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 30, 2012 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet:

Before The Meeting: Go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX available and follow the instructions.

During The Meeting: Go to *www.virtualshareholdermeeting.com/FXCM.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

M43772-P20811

Voting Items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

01) William Ahdout
02) James Brown
03) Robin Davis
04) Perry Fish
05) Kenneth Grossman
06) Arthur Gruen
07) Eric LeGoff
08) Dror (Drew) Niv
09) David Sakhai
10) Ryan Silverman
11) Eduard Yusupov

The Board of Directors recommends you vote FOR the following proposal:

3. To approve (in an advisory vote) compensation paid to the Company's named executive officers.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

M43773-P20811